UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 FORM 8-K12g3/A

                                 Amendment No. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: September 21, 2010

                      Date of Amendment: February 25, 2011


                                   30DC, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                          INFINITY CAPITAL GROUP, INC.
                    ----------------------------------------
                                  (Former name)


          MARYLAND                        000-30999               16-1675285
-------------------------------     ----------------------   -------------------
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
          incorporation)                                     Identification No.)

                 80 BROAD STREET, 5TH FLOOR, NEW YORK, NY 10004
        ----------------------------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (212) 962-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

                                EXPLANATORY NOTE

30DC, Inc., (the "Company") fka Infinity Capital Group, Inc., is filing this Amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2010, for the sole purpose of amending the disclosures in Item 2.01, Item 4.02, Item 5.02, Item 5.03 and Item 9.01.

This Amendment does not reflect events occurring after the Original Filing except as noted above. Except for the foregoing amended information, this Form 8-K/A continues to speak as of the date of the Original Filing and the Company has not otherwise updated disclosures contained therein or herein to reflect events that occurred at a later date.

                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
--------------------------------------------------------------

On September 10, 2010, Infinity Capital Group, Inc., a Maryland Corporation, ("Infinity") entered into a Plan and Agreement of Reorganization (the "Agreement") with 30DC, Inc., a Delaware corporation, ("30DC") and the Shareholders of 30DC, Inc. ("30DC Shareholders").

In exchange for 100% of the issued and outstanding shares of 30DC, Infinity issued 60,984,000 shares of its restricted common stock. The shareholders of 30DC received 13.2 shares of common stock of Infinity for every one share of 30DC.

Upon closing Messrs. Edward Dale and Clinton Carey were appointed to the Board of Directors. Mr. Dale is the President, Chief Executive Officer and a director of 30DC. In addition, he is the manager of the former majority shareholder of 30DC, Marillion Partnership. Mr. Carey is the Chief Operating Officer and a director of 30DC. Further, Mr. Dale was appointed the Chief Executive Officer of Infinity and Mr. Carey was appointed the Chief Operating Officer of Infinity.

Infinity, as a result of the transaction, became the sole outstanding shareholder of 100% of the outstanding common shares of common stock of 30DC. For purposes of accounting, 30DC will be considered the accounting acquirer. As of the date of the transaction, Infinity discontinued its historical operations and the business of 30DC is now the business of Infinity.

30DC, INC. BUSINESS SUMMARY

30DC was incorporated on October 17, 2008 in the state of Delaware and prior to July 15, 2009, 30DC had no active business operations. On July 15, 2009, 30DC acquired the business of the "30 Day Challenge" and "Immediate Edge" from two of 30DC's founding shareholders as part of a plan to consolidate their business operations. 30DC was created to build and manage international web-based sales and marketing companies. 30 Day Challenge and Immediate Edge are 30DC's two business divisions. 30 Day Challenge offers a free online ecommerce training program and an online education subscription service. In addition, periodic premium live seminars are produced which are intended to target experienced Internet business operators. Immediate Edge is an online education program subscription service offering high-end internet marketing instruction and strategies for experienced online commerce practitioners.

BUSINESS MODEL

30DC's business is driven by expanding its community of members, who have grown from 1,000 members in 2005 to 92,000 members in 2010.

The primary driver of 30DC's community growth is the annual 30 Day Challenge which is offered online for free each July and August. In 2010, the program attracted 92,000 participants. A taped version of the 30 Day Challenge program is offered online for free throughout the rest of the year via videos created during the live event facilitating community growth all year long.

In addition to generating revenue from subscription offerings and live seminars, 30DC has revenue streams which are generated from the community including;

o developing and selling Internet marketing products and services; o individual courses covering a range of subjects such as valuing web sites; o one to one mentoring and private business consulting programs; and o promoting third party internet marketing products and services.

BUSINESS DIVISIONS

THE 30 DAY CHALLENGE

OVERVIEW

On July 15, 2009, 30DC acquired the net assets making up the 30 Day Challenge from the Marillion Partnership ("Marillion") and Edward Dale, an officer of 30DC. In exchange for the net assets, 30DC issued 2,820,000 shares of common stock to Marillion Partnership which became 30DC's majority shareholder. The net assets include cash, accrued receivables and property and equipment, and outstanding liabilities consisting of accounts payable, accrued expenses and deferred revenues.

The 30 Day Challenge offers a free Internet marketing educational program live via the Internet each July and August and available in a videotaped version year round. The 30 Day Challenge program is an interactive instruction program. The course includes 30 days of instruction and incorporates weekly breaks for participants to put into practice the concepts they learn from the course. Participants are given the framework and guidance to design and develop an Internet business with modules on a range of topics including researching markets (including competition and opportunity), identifying and sustaining niche markets, utilizing social media to build your business and many other subjects pertinent to Internet marketing. There are no prerequisites to taking the course and participants come from around the globe. The 30 Day Challenge has predominately grown through its own viral marketing campaign whereby members of its existing community spread word of the 30 Day Challenge through email and social media, including Twitter, Facebook, FriendFeed and blogs focused on Internet marketing.

The growth in participants has resulted in a targeted community to which the 30 Day Challenge markets products and services such as monthly subscriptions, individual content specific courses, third party products, premium live seminars at a cost of up to $1,000 per participant and one to one mentoring and consulting at a cost of up to $10,000. As a third party affiliate, 30 Day Challenge earns commissions ranging between 20% and 75% on sales of internet marketing products and services in a price range of $47 to $1,997. 30 Day Challenge distributes a free monthly newsletter to the entire community and regularly communicates insights and trends in conjunction with extolling the value of the products and services being marketed. Some of 30 Day Challenge's other offerings, include the 30 Day Challenge +, which is offered as a monthly subscription for approximately $30 per month, Dominiche `Buying and Selling Websites' instruction program ("Dominiche"), the Marillion Project which includes intensive consulting and training and the live seminars which offer premium content and networking opportunities for Internet marketers willing to pay $1,000 for a three-day seminar.

30 DAY CHALLENGE TECHNOLOGY AND INTELLECTUAL PROPERTY

The 30 Day Challenge employs proprietary technologies to support the viral growth of the community and membership numbers and to support sales of proprietary and third party products. Both platforms also include a significant amount of self designed and developed content and software/code solutions for both internal and subscriber use. Much of the 30 Day Challenge free course has been taped and the video content had been distributed to a hosted platform (YouTube) to widen the awareness of the 30 Day Challenge and to increase the potential for search engine optimization (leading to better search engine rankings) and ultimately increased website traffic.

The intellectual property of 30 Day Challenge also includes the 30 Day Challenge community database, containing some 80,000 contacts and the 30 Day Challenge content library. Google had indexed approximately 35,000 pages from the thirtydaychallenge.com domain. Every page of a website has the potential to rank in the search engines for Internet marketing related keywords which brings traffic to the website and ultimately more people subscribing to the email subscriber list. In 2008, 30 Day Challenge entered into a commercial joint venture relationship with wordpressdirect.com and the developers of the Market Samurai Internet marketing software to develop and make available additional services to the 30 Day Challenge community.

COMMUNITY GROWTH

As indicated below, the 30 Day Challenge community has experienced growth over the past five years;

         2005: ~1,000 Participants
         2006: ~3,500 Participants
         2007: ~15,000 Participants
         2008: ~45,000 Participants
         2009: ~80,000 Participants
         2010: ~92,000 Participants

Strategies are being implemented and developed to further the growth of the community.

THE IMMEDIATE EDGE

OVERVIEW

On July 15, 2009, 30DC acquired the net assets making up the Immediate Edge from Dan Raine, a founding shareholder of 30DC. In exchange for the net assets, 30DC issued 600,000 shares of common stock. The net assets include cash and an outstanding liability consisting of deferred revenues.

The Immediate Edge provides a subscription-based Internet education program offering high-end Internet marketing instruction and strategies for online commerce practitioners. Such education includes advice on selling digital products and services, how to run membership sites, affiliate management systems, rewards programs and search engine optimization among other services. The Immediate Edge also generates revenue from affiliate marketing of targeted products to its customer base.

BUSINESS MODEL

The Immediate Edge charges subscribers $97 per month for information on topics like social bookmarking, web 2.0, Facebook marketing and Twitter strategies. This can represent value for subscribers because it enables them to avoid paying search engine optimizers fees for their services. Prior to the acquisition of the Immediate Edge operations, Immediate Edge was a customer of the 30 Day Challenge.

IMMEDIATE EDGE TECHNOLOGY AND INTELLECTUAL PROPERTY

The Immediate Edge technology includes Edge Networker, a tool that automatically creates hyperlinks to assist in the promotion of the subscriber's Internet business. Management believes that Edge Networker will be retired and replaced with a comparable social marketing technology within the next 12 months. The Immediate Edge is continually upgrading its product offering. In addition, Dan Raine has created a product called the Edge Blueprint which is a step by step video program for implementing many of the Internet marketing strategies taught within the Immediate Edge. The Immediate Edge intellectual property includes software strategies and systems designed to give subscribers an "immediate edge" in the operation of their online business.

GROWTH OPPORTUNITIES

The 30 Day Challenge affords the Immediate Edge with a platform for reaching new subscribers. The Immediate Edge is promoted to the 30 Day Challenge community as a service for online business operators who have gone beyond the initial stage of learning, wanting to take their business to the next level and wanting to stay on-top of trends and ensure their Internet marketing strategies employ the latest tools and techniques. Immediate Edge also runs $1 for one week trial subscriber promotions a few times a year to attract new subscribers.

THE MARKET

The worldwide demand for online information and products has grown with the increasing availability of high speed internet, mobile communications and general increase of computing across the globe. New online businesses are starting every day and these budding entrepreneurs are potential participants in the free online course with the more sophisticated and successful online businesses being potential customers for the paid offerings of the 30 Day Challenge and the Immediate Edge.

COMPETITION

30DC is one of a number of companies that offer training to newcomers as well as experienced sellers in "how to grow a business by more effectively marketing on the Internet." While some general education companies offer courses in Internet marketing, 30DC's primary competition comes from small Internet marketing companies focused on building a loyal following of customers. 30DC has built relationships with a number of its competitors whereby they cross promote each other's offerings which sometimes overlap and sometimes cover different aspects of Internet marketing. The Company earns revenue from customers in its database purchasing products and services from third parties, some of whom are competitor Internet marketing companies.

PLAN OF OPERATIONS

30DC offers Internet marketing services and related training that help Internet companies in operating their businesses. 30DC's core business units are 30 Day Challenge ("30 Day") and Immediate Edge ("Immediate"). 30 Day, with more than 90,000 active online participants, offers a free e-commerce training program year round along with an online education subscription service and periodic premium live seminars that are targeted to experienced Internet business operators. Immediate is an online educational program subscription service offering high-end Internet marketing instruction and strategies for experienced online commerce practitioners. Other revenue streams include sales of instructional courses and software tools related to Internet marketing and from commissions on third party products sold via introduction to the 30DC customer base of active online participants and subscribers which are referred to as affiliate marketing commissions. The Company's assets consist primarily of property and equipment and internally developed intangible property such as domain names, websites, customer lists, trademarks, copyrights and goodwill.

For the nine month period ended March 31, 2010 the Company had revenues of $1,446,306 consisting of $609,403 in subscription revenue, $554,884 in affiliate commissions, $221,792 from seminars and coaching and $60,227 in informational products sales. For the year ended June 30, 2009, the Company had revenues of $1,660,034 consisting of $774,081 in subscription revenue, $692,601 in affiliate commissions and $193,352 from seminars and coaching. The Company intends to grow by increasing its base of active online participants, through offering additional products and services to its active online participants and in the future, through acquisition of other online marketing businesses.

Our Budget for operations in the next twelve months is as follows:


Legal Fees                                                            $100,000
Blue Sky Fees                                                          $10,000
Accounting                                                            $200,000
Transfer Agent Fees                                                     $5,000
Travel                                                                $200,000
Related Party Contractor Fees (1)                                     $700,000
Officers Compensation                                                 $200,000
Independent Contractor Fees                                           $600,000
Other Operating Expenses                                              $400,000
                                                   ----------------------------
                                                                    $2,415,000
--------------------------------
(1)      Related  party   contractor  fees  consist  of  payments  to  Marillion
         Partnership, Raine Ventures, LLC and Jesselton, Ltd. under contracts for services which include Ed Dale acting as 30DC's Chief Executive Officer, Dan Raine acting as 30DC's Vice President of Business Development and Clinton Carey acting as 30DC's Chief Operating Officer respectively.

Based on the annualization of revenue for the nine months ended March 31, 2010, we would have a shortfall of approximately $500,000 over the next twelve months. We expect sales to increase in the current year and also anticipate raising additional capital to bridge the gap and also to fund the Company's growth including acquisitions. The Company has raised more than $800,000 in a Private Placement which was launched August 5, 2010 and the Company is raising additional funds. Currently, we have NO committed source for any funds in the future. No representation is made that any funds will be available when needed. In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

RISK FACTORS

WE HAVE MINIMAL OPERATING HISTORY, SO INVESTORS HAVE NO WAY TO GAUGE OUR LONG TERM PERFORMANCE.

30DC, Inc.'s current operations began in July 2009 and during the nine months ended March 31, 2010, 30DC, Inc. recognized a net loss of ($811,606). While we recorded $1,446,306 in revenue during the nine months ended March 31, 2010, the Company has limited operating history and may encounter unforeseen costs, expenses, problems, and difficulties that many young companies encounter. Our Company must be considered highly speculative.

WE WILL NEED TO OBTAIN ADDITIONAL FINANCING.

We will be required to obtain additional financing to continue to operate our business. There can be no assurance that any additional financing, if required, will be available to us on acceptable terms, if at all. Any inability of us to obtain additional financing, if required, could have a material adverse effect on our financial condition and results of operations.

WE WILL INCUR EXPENSES IN CONNECTION WITH OUR SEC FILING REQUIREMENTS AND WE MAY NOT BE ABLE TO MEET SUCH COSTS, WHICH COULD JEOPARDIZE OUR FILING STATUS WITH THE SEC.

We expect to incur operational expenses as a result of becoming a public company in order to meet the filing requirements of the SEC. We may see an increase in our legal and accounting expenses as a result of such requirements. We estimate such costs on an annualized basis to be approximately $250,000, which includes both the annual audit and the review of the quarterly reports by our auditors. These costs can increase significantly if the Company is subject to comment from the SEC on its filings and/or we are required to file supplemental filings for transactions and activities. If we are not compliant in meeting the filing requirements of the SEC, we could lose our status as a 1934 Act Company, which could compromise our ability to raise funds.

OUR SUCCESS DEPENDS SUBSTANTIALLY ON THE CONTINUED RETENTION OF CERTAIN KEY PERSONNEL AND OUR ABILITY TO HIRE AND RETAIN QUALIFIED PERSONNEL IN THE FUTURE TO SUPPORT OUR GROWTH.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all. As a result, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. While we depend on the abilities and participation of our current management team generally, we have a particular reliance upon Mr. Edward Dale, Chief Executive Officer, Theodore Greenberg, Chief Financial Officer and Clinton Carey, Chief Operating Officer. The loss of the services of these individuals for any reason could significantly impact our business and results of operations.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between us and our officers and directors. Our Officers and Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us.

OUR OFFICERS AND DIRECTORS ARE THE MAJORITY SHAREHOLDERS OF THE COMPANY. AS SUCH, THERE IS A POSSIBILITY OF THEM CONTROLLING THE COMPANY TO THE DETRIMENT OF OUTSIDERS.

Mr. Dale, an officer and director of the Company, is the manager of Marillion Partnership which is the majority shareholder of the Company. As such they will be able to control the operations and the direction of the Company with very little outside influence.

WE MAY IN THE FUTURE ISSUE MORE SHARES WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for cash or assets or services that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to any potential new investors.

WE ARE NOT DIVERSIFIED AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the internet marketing industry and therefore increase the risks associated with our operations due to lack of diversification.

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY MARYLAND STATUTE.

Maryland Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

IF WE DO NOT CONTINUALLY UPDATE OUR PRODUCTS, THEY MAY BECOME OBSOLETE AND WE MAY NOT BE ABLE TO COMPETE WITH OTHER COMPANIES.

We cannot assure you that we will be able to keep pace with technological advances or that our products will not become obsolete. We cannot assure you that competitors will not develop related or similar products and bring them to market before we do, or do so more successfully, or that they will not develop technologies and products more effective than any that we have or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

WE RELY ON INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS.

We regard substantial elements of our web sites and underlying technology as proprietary. Despite our precautionary measures, third parties may copy or otherwise obtain and use our proprietary information without authorization, or develop similar technology independently. Any legal action that we might bring or other steps we might take to protect this property could be unsuccessful, expensive and distract management from day-to-day operations.

Legal standards relating to the validity, enforceability and scope of protection of proprietary rights in Internet-related businesses are uncertain and evolving, and we can give no assurance regarding the future viability or value of any of these proprietary rights.

SYSTEMS FAILURES COULD HARM OUR BUSINESS.

Temporary or permanent outages of our computers or software equipment could have an adverse effect on our business. Although we have not experienced any catastrophic outages to date, we currently do not have fully redundant systems for our web sites and other services at an alternate site. Therefore, our systems are vulnerable to damage from break-ins, unauthorized access, vandalism, fire, earthquakes, power loss, telecommunications failures and similar events. Although we maintain insurance against fires,

Experienced computer programmers seeking to intrude or cause harm, or hackers, may attempt to penetrate our network security from time to time. Although we have not experienced any catastrophic security breaches to date, if a hacker were to penetrate our network security, they could misappropriate proprietary information, cause interruptions in our services, dilute the value of our offerings to customers and damage customer relationships. We might be required to expend significant capital and resources to protect against, or to alleviate, problems caused by hackers. We also may not have a timely remedy against a hacker who is able to penetrate our network security. In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose us to system damage, operational disruption, loss of data, litigation and other risks of loss or harm.

WE DEPEND ON CONTINUED PERFORMANCE OF AND IMPROVEMENTS TO OUR COMPUTER NETWORK.

Any failure of our computer systems that causes interruption or slower response time of our web sites or services could result in a smaller number of users of our web sites. If sustained or repeated, these performance issues could reduce the attractiveness of our web sites to consumers and our subscription products and services. Increases in the volume of our web site traffic could also strain the capacity of our existing computer systems, which could lead to slower response times or system failures. We may not be able to project accurately the rate, timing or cost of any increases in our business, or to expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

RAPID TECHNOLOGICAL ADVANCES COULD RENDER OUR EXISTING PROPRIETARY TECHNOLOGIES OBSOLETE.

The Internet and online commerce industries are characterized by rapid technological change, changing market conditions and customer demands, and the emergence of new industry standards and practices that could render our existing Web site and proprietary technology obsolete. Our future success will substantially depend on our ability to enhance our existing services, develop new services and proprietary technology and respond to technological advances in a timely and cost-effective manner. The development of other proprietary technology entails significant technical and business risk. There can be no assurance that we will be successful in developing and using new technologies or adapt our proprietary technology and systems to meet emerging industry standards and customer requirements. If we are unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, or if our new products and electronic commerce services do not achieve market acceptance, our business, prospects, results of operations and financial condition would be materially adversely affected.

INTERNET COMMERCE SECURITY THREATS COULD POSE A RISK TO OUR ONLINE SALES AND OVERALL FINANCIAL PERFORMANCE.

A significant barrier to online commerce is the secure transmission of confidential information over public networks. We and our partners rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities; new discoveries in the field of cryptography or other developments will not result in a compromise or breach of the algorithms used by us and our partners to protect consumer's transaction data. If any such compromise of security were to occur, it could have a materially adverse effect on our business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and the privacy of users may also hinder the growth of online services generally, especially as a means of conducting commercial transactions. To the extent that our activities, our partners or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. There can be no assurance that our security measures will not prevent security breaches or that failure to prevent such security breaches will not have a materially adverse effect on our business, prospects, financial condition and results of operations.

RISK OF CAPACITY CONSTRAINTS; RELIANCE ON INTERNALLY DEVELOPED SYSTEMS; SYSTEM DEVELOPMENT RISKS.

A key element of our strategy is to generate a high volume of traffic on, and use of, our services across our network infrastructure and systems including those outsourced with third party vendors. Accordingly, the satisfactory performance, reliability and availability of our software systems, transaction-processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers, as well as maintain adequate customer service levels. Our revenues depend on the number of visitors who sign up for our services. Any systems interruptions that result in the unavailability of our software systems or network infrastructure would reduce the volume of sign ups and the attractiveness of our service offerings. We may experience periodic systems interruptions from time to time. Any substantial increase in the volume of traffic on our software systems or network infrastructure will require us to expand and upgrade further our technology, transaction-processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our Web site or timely expand and upgrade our systems and infrastructure to accommodate such increases. We will use a combination of industry supplied software and internally developed software and systems for our search engine, distribution network, and substantially all aspects of transaction processing, including order management, cash and credit card processing, and accounting and financial systems. Any substantial disruptions or delays in any of our systems would have a materially adverse effect on our business, prospects, financial condition and results of operations.

THERE ARE RISKS ASSOCIATED WITH OUR DOMAIN NAMES.

We currently hold various Web domain names relating to our brand. The acquisition and maintenance of domain names is generally regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is subject to change. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, there can be no assurance that we will be able to acquire or maintain relevant domain names in all of the countries in which we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We, therefore, may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our proprietary rights. Any such inability could have a materially adverse effect on our business, prospects, financial condition and results of operations.

STORAGE  OF  PERSONAL  INFORMATION  ABOUT OUR  CUSTOMERS  COULD  POSE A SECURITY
THREAT.

Our policy is not to willfully disclose any individually identifiable information about any user to a third party without the user's consent. This policy is accessible to users of our services when they initially register. Despite this policy, however, if third persons were able to penetrate our network security or otherwise misappropriate our users' personal information or credit card information, we could be subject to liability. These could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. They could also include claims for other misuses of personal information, such as for unauthorized marketing purposes. These claims could result in litigation. In addition, the Federal Trade Commission and other states have been investigating certain Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if they chose to investigate our privacy practices.

WE FACE POSSIBLE LIABILITY FOR INFORMATION DISPLAYED ON OUR WEB SITES.

We may be subjected to claims for defamation, negligence, copyright or trademark infringement or based on other theories relating to the information we publish on our Web site and across our distribution network. These types of claims have been brought, sometimes successfully, against online services as well as other print publications in the past. We could also be subjected to claims based upon the content that is accessible from our Web sites and distribution network through links to other Web sites.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a "penny stock" company. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level which may result in shareholder losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of one year. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

OUR SHAREHOLDERS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

MANAGEMENTS' DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR UNAUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED HEREIN AND THE AUDITED FINANCIAL STATEMENTS AND NOTES THERETO OF 30 DAY CHALLENGE AND IMMEDIATE EDGE WHICH ARE INCORPORATED BY REFERENCE FROM THE FINANCIAL STATEMENTS INCLUDED WITH OUR REPORT ON FORM 8-K12G3 FILED WITH THE SEC ON SEPTEMBER 21, 2010.

THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS, SUCH AS STATEMENTS RELATING TO OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS, PLANS, OBJECTIVES, FUTURE PERFORMANCE AND BUSINESS OPERATIONS. THESE STATEMENTS RELATE TO EXPECTATIONS CONCERNING MATTERS THAT ARE NOT HISTORICAL FACTS. THESE FORWARD-LOOKING STATEMENTS REFLECT OUR CURRENT VIEWS AND EXPECTATIONS BASED LARGELY UPON THE INFORMATION CURRENTLY AVAILABLE TO US AND ARE SUBJECT TO INHERENT RISKS AND UNCERTAINTIES. ALTHOUGH WE BELIEVE OUR EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, THEY ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. BY MAKING THESE FORWARD-LOOKING STATEMENTS, WE DO NOT UNDERTAKE TO UPDATE THEM IN ANY MANNER EXCEPT AS MAY BE REQUIRED BY OUR DISCLOSURE OBLIGATIONS IN FILINGS WE MAKE WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE FEDERAL SECURITIES LAWS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM OUR FORWARD-LOOKING STATEMENTS.

RESULTS OF OPERATIONS OF 30DC, INC. FOR THE NINE MONTHS ENDED MARCH 31, 2010 COMPARED TO THE NINE MONTHS ENDED MARCH 31, 2009. THE NINE MONTHS ENDED MARCH 31, 2009 ARE THE COMBINED RESULTS OF THE 30 DAY CHALLENGE AND IMMEDIATE EDGE PRIOR TO THEIR ACQUISITION BY 30DC, INC.

During the nine months ended March 31, 2010, 30DC, Inc. recognized revenues of $1,446,306 from its operations compared to $1,254,624 during the nine months ended March 31, 2009. Revenues of the Company were from the following sources during the nine months ended March 31, 2010 compared to March 31, 2009.

                         Nine Months Ended  Nine Months Ended    Increase or
                          March 31, 2010      March 31, 2009      (Decrease)
Revenue
                         ----------------- ------------------- ----------------
  Commissions                   $ 554,884            $538,052         $ 16,832
  Subscription Revenue          $ 609,403            $591,813         $ 17,590
  Products and Services          $ 60,227              $    -         $ 60,227
  Seminars & Mentoring          $ 221,792           $ 124,759         $ 97,033
                         ----------------- ------------------- ----------------
   Total Revenues              $1,446,306          $1,254,624        $ 191,682
                         ================= =================== ================

The increase of $60,227 in products and services revenue represents a new line of business for the Company in selling information products and software tools; all of which are self-developed. The information products consist of packaging content from some of the Companies live seminars with some new content into a downloadable instructional and information video course. The software tools are plug-ins that work with third party publicly available software.

The $97,033 increase in seminars & mentoring income is primarily from an increase in the number of customers participating in the mentoring program which is priced from $5,000 to $10,000 per year and the revenue from which is recognized ratably over the one year term.

During the nine months ended March 31, 2010, 30DC, Inc. incurred $2,267,496 in operational expenses compared to $941,345 during the nine months ended March 31, 2009. Operational expenses during the nine months ended March 31, 2010 and 2009, include the following categories:

                                                Nine Months Ended
                                       ---------------------------------------
                                         March 31,    March 31,   Increase or
                                            2010        2009      (Decrease)
                                       ------------- ----------- -------------
Accounting fees                        $    272,109  $   45,737  $    226,372
Paypal fees                                  41,651      30,391        11,260
Commission                                   26,874      14,086        12,788
Independent Contractors & Consultants       415,158     267,891       147,267
Depreciation                                 45,569      30,553        15,016
Internet expenses                            45,681      39,493         6,188
Legal fees                                   52,874     182,209      (129,335)
Seminar and conference                       16,248       5,877        10,371
Telephone                                    30,080      16,473        13,607
Travel and entertainment                    162,479     230,247       (67,768)
Marketing and advertising                    18,573      18,785          (212)
Other operating expense                      36,339      59,603       (23,264)
Payroll taxes                                26,939           -         26,939
Related party contractors                 1,076,922           -      1,076,922
                                       ------------- ----------- -------------

Total operating expenses               $  2,267,496  $  941,345  $   1,326,151
                                       ============= =========== =============


The increase of $226,372 in accounting fees was related to audited financial statements for June 30, 2008 and June 30, 2009 and for an accounting consultant who assisted the company in compiling the necessary documentation required for the audits.

The increase of $147,267 in independent contractors includes $43,004 paid to consultants who helped the Company with capital raising and $67,750 for investor relations consultants of which $52,750 was equity based compensation.

The decrease of $129,335 in legal fees was due to significant expenditures in the prior period related to the July 15, 2009 acquisitions of 30 Day Challenge and Immediate Edge.

The decrease of $67,768 in travel and entertainment relates mostly to a reduction in overseas travel when the principals were making multiple trips from Australia to the United States for meetings related to organizing the July 2009 acquisitions and meeting with Company advisors.

Related Party Contractor Fees consist of payments to Marillion Partnership, 23V Industries, Ltd. and Jesselton, Ltd. under contracts for services which include Ed Dale acting as 30DC's Chief Executive Officer, Dan Raine acting as 30DC's Vice President of Business Development and Clinton Carey acting as 30DC's Chief Operating Officer respectively. These contracts were effective July 2009, prior to which time the businesses which now make up 30DC were operated as unincorporated entities and Messrs. Dale and Raine received owner distributions during that time period, which were not expensed. The $1,076,922 increase includes amounts due under the contracts for services along with bonuses to Marillion and 23V Industries, Ltd. based on the respective net cash flow of the 30 Day Challenge and Immediate Edge divisions respectively as approved by the Company's board of directors.

During the nine months ended March 31, 2010, the Company recognized a net loss of ($811,605) compared to net income of $303,923 during the nine months ended March 31, 2009. The decrease of net income of $1,115,528 was a result of the $1,326,151 increase in operational expense shown above offset by the $191,682 increase in revenues during the period and deferred tax benefit of $41,000.

LIQUIDITY

At March 31, 2010, 30DC, Inc. had total current assets of $134,985 consisting of $41,646 in cash and cash equivalents and $93,339 in accrued commissions receivable. At March 31, 2010, 30DC, Inc. had total liabilities of $1,388,377, all current, consisting of $294,100 in accounts payable, $153,990 in accrued expenses and refunds, $337,817 in deferred revenue, $450,090 in private placement subscriptions received and $152,380 due to related parties. At March 31, 2010, there is a working capital deficit of $1,253,392 and an accumulated deficiency of $1,015,611.

During the nine months ended March 31, 2010, 30DC, Inc. used $365,993 in operational activities. During the nine months ended March 31, 2010, net losses of $811,606 were reconciled for non-cash items of $45,568 in depreciation, $52,750 in equity payments to non employees and a deferred tax benefit of $41,000.

During the nine months ended March 31, 2009, 30DC, Inc. received $640,277 from its operational activities. During the nine months ended March 31, 2009, net income of $303,923 was reconciled for the non-cash item of $30,554 in depreciation expense.

During the nine months ended March 31, 2010, 30DC, Inc. used $66,201 in investment activities compared to $59,888 during the nine months ended March 31, 2009. During the nine months ended March 31, 2010, the used $85,972 to purchase property equipment compared to $59,888 during the nine months ended March 31, 2009. During the nine months ended March 31, 2010, the Company received $23,771 from the sale of property and equipment.

During the nine months ended March 31, 2010, 30DC, Inc. received $450,210 from its financing activities which primarily consists of private placement subscriptions received. During the nine months ended March 31, 2009, the Company used $575,296 in its financing activities which represents distributions to owners prior to 30DC operating in a corporate structure.

Starting in July 2009, 30DC received $501,590 under a Private Placement Memorandum ("PPM") for which a closing did not occur and the funds were considered to be interest free loans pending closing. At March 31, 2010 $450,090 had been received and is included as private placement subscriptions received in the liability section of the Balance Sheet. Pursuant to an agreement with the subscribers, the $501,590 became part of 30DC's August 2010 PPM and was including in the first closing on September 22, 2010.

30DC's Board of Directors approved a bonus to Marillion based upon the net cash flow of the Company's 30 Day Challenge division and a bonus to 23V Industries, Ltd. based upon the net cash flow of the Company's Immediate Edge division until such time as 30DC had completed a merger or public stock listing, which occurred on September 10, 2010. For the nine month period ended March 31, 2010, the bonus for Marillion was $397,908 and total Marillion compensation was $585,408 and the bonus for 23V Industries was $154,014 and total 23V Industries' compensation was

$341,514, all of which is included in Operating Expenses in the Statement of Operations. Subsequent to the September 10, 2010 merger, Marillion and Raine Ventures, LLC (successor to 23V Industries) will be paid in accordance with their contracted amounts.

Due to related party of $152,380 includes $150,000 due to Jesselton, Ltd. under their contact for services agreement. Jesselton has agreed to receive 576,923 of Infinity common shares in satisfaction of this amount due.

RESULTS OF OPERATIONS OF 30 DAY CHALLENGE FOR THE YEAR ENDED JUNE 30, 2009 COMPARED TO THE YEAR ENDED JUNE 30, 2008.

During the year ended June 30, 2009, 30 Day Challenge recognized revenues of $1,030,560 from its operations compared to $672,515 during the year ended June 30, 2008. Revenues of 30 Day Challenge were from the following sources during the year ended June 30, 2009 compared to June 30, 2008.

                         Year Ended June 30,  Year Ended June 30,    Increase or
                                2009                  2008           (Decrease)
                        -------------------- -------------------- --------------
Revenue
  Commissions           $       781,610      $       557,688      $     223,922
  Subscription Revenue          144,185                    -            144,185
  Seminars & Mentoring          104,765              114,827            (10,062)
                        -------------------- -------------------- --------------
   Total Revenues       $     1,030,560      $       672,515      $     358,045
                        ==================== ==================== ==============

The increase of $223,922 in commissions reflects the increase in active participants taking the free 30 Day Challenge course who purchased third party products resulting in commissions to 30 Day Challenge and a widening of the products offered to those participants that generate commissions. During the year ended June 30, 2009 $21,369 in commissions were earned from Immediate Edge and during the year ended June 30, 2008 $138,262 in commission were earned from Immediate Edge. Early in the year ended June 30, 2009 a preliminary agreement was reached that resulted in the July 15, 2009 business combination and from the time of the preliminary agreement Immediate Edge no longer paid commissions to 30 Day Challenge.

The $144,185 increase in subscriptions reflects revenue from the 30 Day Challenge Plus subscription product which was started during the year ended June 30, 2009.

During the year ended June 30, 2009, 30 Day Challenge incurred $1,011,027 in operational expenses compared to $364,974 during the year ended June 30, 2008. Operational expenses during the years ended June 30, 2009 and 2008, include the following categories:

                                               YEAR ENDED JUNE 30,
                                      ---------------------------------------
                                         2009          2008       DIFFERENCE
                                      ---------------------------------------
Accounting fees                       $    59,384   $    14,054  $    45,330
Paypal fees                                13,225         6,198        7,027
Independent Contractors & Consultants     225,057        70,507      154,550
Depreciation                               42,688        58,390      (15,702)
Internet Expenses                          19,396         9,395       10,001
Legal fees                                287,348             -      287,348
Marketing & Advertising                    21,477        47,943      (26,466)
Printing & Stationary                      10,786         9,899          887
Seminars & Conferences                     10,997        15,281       (4,284)
Telephone                                  21,702        10,302       11,400
Travel                                    253,559        85,024      168,535
Other Operating Expenses                   45,408        37,981        7,427
                                      ---------------------------------------
Total Operating Expenses              $ 1,011,027   $   364,974  $   646,053
                                      =======================================

The increase of $45,330 in accounting fees was related to compiling necessary documentation required for the June 30, 2008 audit including historical records from inception.

The increase of $154,550 in independent contractors and consultants resulted from approximately $90,000 additional paid to contractors working all of the year ended June 30, 2009 who worked only part of the year ended June 30, 2008 and approximately $60,000 from new contractors engaged to help with operating a more robust web site and assisting with the customer support of the larger participant base.

The increase of $287,348 in legal fees was due to significant expenditures to the July 15, 2009 business combination with 30DC, Inc.

The decrease in marketing and advertising of $26,466 was due to the company distributing promotional videos in the year ended June 30, 2008 which were not repeated in the year ended June 30, 2009.

The increase of $168,535 in travel and entertainment relates to an increase in overseas travel when the principals were making multiple trips from Australia to the United States for meetings related to organizing the July 2009 business combination and meeting with Company advisors.

During the year ended June 30, 2009, 30 Day Challenge recognized revenue in excess of expenses of $2,301 compared to revenue in excess of expenses of $292,521 during the year ended June 30, 2008. The decrease of revenue in excess of expenses of $290,220 was a result of the $646,053 increase in operational expenses shown above offset by the $358,045 increase in revenues.

RESULTS OF OPERATIONS OF IMMEDIATE EDGE FOR THE YEAR ENDED JUNE 30, 2009 COMPARED TO THE YEAR ENDED JUNE 30, 2008.

During the year ended June 30, 2009, Immediate Edge recognized revenues of $661,948 from its operations compared to $504,009 during the year ended June 30, 2008. Revenues of Immediate Edge were from the following sources during the year ended June 30, 2009 compared to June 30, 2008.

                         Year Ended June 30,  Year Ended June 30,   Increase or
                                2009                  2008          (Decrease)
                        -------------------- -------------------- --------------
Revenue
  Commissions           $        20,946      $             -      $     20,946
  Subscription Revenue          641,002              504,009           136,993
                        -------------------- -------------------- --------------
   Total Revenues       $       661,948      $       504,009      $    157,939
                        ==================== ==================== ==============

The increase of $20,946 in commissions represents affiliate commissions which Immediate Edge began receiving in the year ended June 30, 2009.

The $136,993 increase in subscriptions reflects an average increase in the monthly subscriber base of approximately 100 subscribers to the Immediate Edge in the year ended June 30, 2009 from the year ended June 30, 2008. The largest source of new subscribers is participants in the 30 Day Challenge free Internet education program.

During the year ended June 30, 2009, the Immediate Edge incurred $253,519 in operational expenses compared to $251,873 during the year ended June 30, 2008. Operational expenses during the years ended June 30, 2009 and 2008, include the following categories:

                                                 YEAR ENDED JUNE 30,
                                       -----------------------------------------
                                           2009            2008      DIFFERENCE
                                           ----            ----      ----------
                                       -----------------------------------------
Affiliate Commissions                  $    40,907      $ 141,797    $ (100,890)
Paypal fees                                 27,363         20,883         6,480
Independent Contractors & Consultants      119,832         52,955        66,877
Internet Expenses                           41,726         23,837        17,889
Other Operating Expenses                    23,691         12,401        11,290
                                       -----------------------------------------
Total Operating Expenses               $   253,519      $ 251,873    $    1,646
                                       =========================================

The decrease of $100,890 in affiliate commissions is due to a decrease in affiliate commissions paid to 30 Day Challenge of 117,107. Early in the year ended June 30, 2009 a preliminary agreement was reached that resulted in the July 15, 2009 business combination and from the time of the preliminary agreement Immediate Edge no longer paid commissions to 30 Day Challenge.

The increase of $66,877 in independent contractors and consultants consisted of approximately $20,000 additional to outsourced technical consultants and $40,000 to a contractor providing a range of services including administrative and project management.

During the year ended June 30, 2009, Immediate Edge recognized revenue in excess of expenses of $408,429 compared to revenue in excess of expenses of $252,136 during the year ended June 30, 2008. The increase of revenue in excess of expenses of $156,293 was a result of the $157,939 increase in revenues.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our cash needs. We will have to seek loans or equity placements to cover such cash needs.

No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow us to cover our expenses as they may be incurred. If the Company is unable to raise additional capital or encounters unforeseen circumstances, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing its operations, suspending the pursuit of its business plan and controlling overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

SIGNIFICANT ACCOUNTING POLICIES

PROPERTY AND EQUIPMENT

Equipment is recorded at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to operations as incurred. Asset and related accumulated depreciation amounts are relieved from the accounts for retirements or dispositions. Depreciation on equipment is computed using the straight-line method. Estimated useful lives of three to ten years are used for equipment, while leasehold improvements are amortized, using the straight line method, over the shorter of either their economic useful lives or the term of the leases.

REVENUE RECOGNITION

The Company generally applies revenue recognition principles in accordance with ASC 605, "Revenue Recognition". Accordingly, revenue is generally recognized when persuasive evidence of an agreement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable and collectability is reasonable assured.

The Company generates revenues in four categories, (i) commissions, (ii) seminars and mentoring (iii) subscriptions and (iv) products and services. Commissions are all affiliate marketing commissions generated when a customer is referred to a third-party via the Internet and the customer makes a purchase, which is paid for at the time of purchase. Revenue from commissions is recognized when the customer purchase is made from the third-party. Seminars and mentoring are educational in nature. Seminars are live events held in different cities throughout the world where customers will pay a fee to attend what is typically a three-day event. Seminar fees are paid in advance and classified as deferred revenue until the seminar is held. Mentoring services are offered over a period of time, typically a one-year period. Fees for mentoring are paid in advance and mentoring revenue is recognized ratably over the period of service. All subscription revenue is from monthly online subscriptions for information on Internet marketing. All subscriptions are paid in advance and subscription revenue is recognized ratably over the term of the subscription. Products and services revenues are from sales of online educational courses and productivity tools which customers use in their Internet marketing businesses. Revenue from products and services is recognized when the customer purchase is made. Deferred revenue consists of the unearned portion of subscription payments, seminar fees and mentoring revenue as of the financial statement date.

FOREIGN CURRENCY TRANSLATION AND REMEASUREMENT

The functional currency of the Company's 30 Day Challenge is the Australian dollar. All other Company operations use the United States dollar as their functional currency. Under ASC 830 "Foreign Currency Matters", functional currency assets and liabilities are translated into the reporting currency, US Dollars, using period end rates of exchange and the related translation adjustments are recorded as a separate component of accumulated other comprehensive income. Functional statements of operations amounts expressed in functional currencies are translated using average exchange rates for the respective periods. Re-measurement adjustments and gains or losses resulting from foreign currency transactions are recorded as foreign exchange gains or losses in the Statement of Operations.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
--------------------------------------------------

ISSUANCES OF COMMON STOCK

As a result of the Plan and Agreement of Reorganization with 30DC, Inc. and its shareholders, executed on September 10, 2010, Infinity issued 60,984,000 shares of its restricted common stock to the shareholders of 30DC, Inc., pursuant to exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506.

As a result of the issuance transaction, 67,531,391 shares of common stock are issued and outstanding as of date hereof.

        SECTION 4 - MATTERS RELATED TO ACCOUNTANTS & FINANCIAL STATEMENTS

ITEM 4.01 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
----------------------------------------------------------

Larry O'Donnell, CPA, PC formerly the independent registered public accountant for Infinity Capital Group, Inc. was dismissed as the Company's independent registered public accountant on September 15, 2010. Effective December 14, 2010, the Public Accounting Oversight Board ("PCAOB") revoked Larry O'Donnell, CPA, P.C.'s registration as a registered public accountant.

On September 15, 2010, the Board of Directors of the Company approved the engagement of new auditors, Marcum LLP of New York, New York to be the Company's independent registered public accounting firm. During the two years ended December 31, 2009 and 2008 and the subsequent interim period prior to engaging Marcum LLP, the Company did not consult Marcum LLP regarding either: (i) the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements and Marcum LLP did not provide either a written report or oral advice to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

The action to engage new auditors was approved by the Board of Directors. Currently, no audit committee exists. The Board of Directors previously had an audit committee which ceased to exist when two directors resigned effective September 10, 2010. The Company intends on reinstituting an audit committee at a future date.

In connection with the audits of the fiscal years ended December 31, 2009 and 2008 and the unaudited condensed financial statements for the period from January 1, 2010 through June 30, 2010 and through the date of termination of the accountants, no disagreements exist with the former independent registered public accountant on any matter of accounting principles or practices, financial statement disclosure, internal control assessment, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject of the disagreement(s).

The Independent Auditor Report by Larry O'Donnell, CPA, PC for the fiscal years ended December 31, 2009 and 2008, contained an opinion which included a paragraph discussing uncertainties related to continuation of the Company as a going concern.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 - CHANGES IN CONTROL OF REGISTRANT
--------------------------------------------

As a result of the Plan and Agreement of Reorganization with 30DC, Inc. and its shareholders, executed on September 10, 2010, Infinity issued 60,984,000 shares of its restricted common stock to the shareholders of 30DC. As a result of the issuance of the shares, Infinity has approximately 67,531,391 shares of common stock issued and outstanding.

The Marillion Partnership, the former majority shareholder of 30DC, holds 37,224,000 shares of the common stock of Infinity, approximately 55.12% of the issued and outstanding common stock. The Marillion Partnership is managed by Edward Dale, an officer and director of 30DC and a newly appointed director of Infinity. Therefore, Mr. Dale has indirect beneficial ownership of the 37,224,000 shares held by the Marillion Partnership. Mr. Edward Dale also holds 1,848,000 shares of common stock directly.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
--------------------------------------------------------------------------------

APPOINTMENT OF OFFICERS AND DIRECTORS

On September 10, 2010 as a result of the merger, Mr. Edward Dale and Mr. Clinton Carey were appointed as Directors of the Company. Messrs. Ernest Chu and Conrad Huss, effective September 10, 2010, have resigned as directors of the Company.

Effective, September 10, 2010, Mr. Greg Laborde resigned as the Chief Executive Officer and President of Infinity. Effective September 10, 2010, Mr. Dale was appointed the Chief Executive Officer of the Company and Mr. Carey was appointed the Chief Operating Officer.

EDWARD DALE, DIRECTOR AND CHIEF EXECUTIVE OFFICER

Mr. Dale, age 40, has served as the Chairman of the Board, President and CEO of 30DC, Inc. from 2008 to date. From 2005 to 2008, Mr. Dale developed the 30 Day Challenge business, which he ran for 4 years as part of the Marillion Partnership and was sold to 30DC in July 2009. In 2006, Mr. Dale created and marketed the Dominiche `Buying and Selling websites' program. Mr. Dale is the manager of the Marillion Partnership. Mr. Dale was a founding shareholder of 30DC and has served as its President, Chief Executive Officer and a director since October 2008.

CLINTON CAREY, DIRECTOR AND CHIEF OPERATING OFFICER

Mr. Carey, age 40, has served as Chief Operating Officer and Director of 30DC, Inc. from July 2009 to date. Over the past 15 years, Mr. Carey has been involved in startup businesses at both the management and the directorial level. Mr. Carey was a director of Roper River Resources and was involved in the reverse takeover of Roper River Resources by Webjet, in Australia. Following Webjet, Mr. Carey became involved in several technology companies including Banque Technology Systems (UK), MobiData Ltd (Australia) and MDS Group Ltd (UK) for which he helped raise capital and was involved in strategic planning and business development. Mr. Carey holds a degree in Economics from Bond University. Mr. Carey was a founding shareholder of 30DC.

DAN RAINE, EXECUTIVE VICE PRESIDENT OF BUSINESS DEVELOPMENT OF 30DC

Mr. Raine, age 37, has served as Vice President of Business Development of 30DC, Inc, since July 2009. In 2006, he developed the concept of the Immediate Edge of which he was owner and operator and which launched its subscription service in January 2007. Mr. Raine operated the Immediate Edge from 2007 until its acquisition by 30DC in July 2009 at which time he started his current position with 30DC. Mr. Raine, was a founding shareholder of 30DC.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to officers during the fiscal years ended December 31, 2009, 2008 and 2007 and the period of January 1, 2010 through June 30, 2010. The table sets forth this information for Infinity Capital Group, Inc. and 30DC, including salary, bonus, and certain other compensation to the named executive officers for the past three fiscal years and includes all Officers as of June 30, 2010.

                                     SUMMARY EXECUTIVES COMPENSATION TABLE

                                                                     NON-EQUITY    NON-QUALIFIED
                                                                     INCENTIVE       DEFERRED
                                                  STOCK    OPTION       PLAN       COMPENSATION     ALL OTHER
                               SALARY    BONUS    AWARDS   AWARDS   COMPENSATION     EARNINGS      COMPENSATION     TOTAL
  NAME & POSITION     YEAR      ($)       ($)       ($)     ($)         ($)             ($)            ($)           ($)
-------------------- -------- --------- --------- -------- ------- --------------- -------------- --------------- ----------
Gregory H.           2010         0(6)         0        0       0               0              0               0          0
Laborde, Former      2009     28,383(3)        0        0       0               0              0               0     28,383
President and CEO    2008     44,367(2)        0        0       0               0              0               0     44,367
                     2007     38,177(1)        0        0       0               0              0               0     38,177

Theodore A.          2010         0(6)         0        0       0               0              0               0          0
Greenberg, CFO,      2009     18,000(5)        0        0       0               0              0               0     18,000
Former CIO and       2008     24,000(4)        0        0       0               0              0               0     24,000
Secretary            2007            0         0        0       0               0              0               0          0

Edward Dale, CEO     2010      250,000   500,000        0       0               0              0               0    750,000
30DC (7)(8)

Clinton Carey, COO   2010      200,000         0        0       0               0              0               0    200,000
30DC (7)(9)

Dan Raine, VP Bus.   2010      250,000   230,000        0       0               0              0               0    480,000
Development, 30DC
(7)(10)
-------------------- --------

(1) During the year ended December 31, 2007, GHL Group, Ltd., a company affiliated with Gregory H. Laborde, was paid $38,177. The payment was included in management fee expenses for payment to GHL Group, Ltd. Infinity contracts with GHL Group, Ltd. for consulting services and to which it pays fees. By contract Mr. Laborde was due annual compensation of $90,000 of which he waived $51,823. Mr. Laborde resigned as the President and CEO, effective September 10, 2010.

(2) During the year ended December 31, 2008, GHL Group, Ltd., a company affiliated with Gregory H. Laborde, was paid $44,367. The payment was included in management fee expenses for payment to GHL Group, Ltd. By contract Mr. Laborde was due annual compensation of $90,000 of which he waived $45,633.

(3) During the year ended December 31, 2009, GHL Group, Ltd., a company affiliated with Gregory H. Laborde, was paid $28,383. The payment was included in management fee expenses for payment to GHL Group, Ltd. By contract Mr. Laborde was due annual compensation of $90,000 of which he waived $61,617.

(4) During the year ended December 31, 2008, Theodore A. Greenberg earned salary of $24,000. The compensation was accrued but not actually paid.

(5) During the year ended December 31, 2009, Theodore A. Greenberg earned salary of $18,000. The compensation was accrued but not actually paid and is included in accrued expenses. By contract Mr. Greenberg was due annual compensation of $24,000 of which he waived $6,000.

(6) Mr. Laborde and Mr. Greenberg signed an amendment to their employment contracts with Infinity which states they would receive no further cash compensation until the business operations and liquidity of the Company improved. As such, they have received -0- cash compensation in 2010.

(7) Compensated by 30DC, Inc. for the fiscal year ended June 30, 2010. Prior to fiscal year June 30, 2010 the business of 30DC was operated by 30 Day Challenge and Immediate Edge which were unincorporated entities. Mr. Dale operated 30 Day Challenge from whom he and entities affiliated with him received owner's distributions of $272,787 and $318,138 for the fiscal years ended June 30, 2009 and 2008 respectively. Mr. Raine operated the Immediate Edge from whom he received owner's distributions of $425,402 and $245,066 for the fiscal years ended June 30, 2009 and 2008 respectively.

(8) Mr. Dale was recently appointed the Chief Executive Officer of Infinity and has been the Chief Executive Officer of 30DC. 30DC has a contract for services with Marillion Partnership which includes Mr. Dale acting as Chief Executive Officer and includes cash remuneration of $250,000 per year. 30DC's Board of Directors approved Marillion receiving a bonus based on the net cash flow of the 30 Day Challenge business division until such point as 30DC completed the Agreement which closed on September 10, 2010. Subsequent to that time, Marillion's compensation will follow the contracted amount.

(9) Mr. Carey was recently appointed the Chief Operating Officer of Infinity and has been the Chief Operating Officer of 30DC. 30DC has a contract for services with Jesselton, Ltd. which includes Mr. Carey acting as Chief Operating Officer and includes cash remuneration of $200,000 per year. Compensation for the fiscal year ended June 30, 2010 was accrued but has not been paid. In addition, Jesselton, Ltd., entered into a consulting agreement with 30DC and under such consulting agreement is to be paid $250,000 in connection with the closing of the acquisition of 30DC by Infinity.

(10) Mr. Raine and has been and remains the Vice President of Business Development of 30DC. 30DC has a contract for services with Raine Ventures, LLC (successor on April 1, 2010 to a contract for services between 30DC and 23V Industries, Ltd.) which includes Mr. Raine acting as Vice President of Business Development and includes cash remuneration of $250,000 per year. 30DC's Board of

Directors approved 23V Industries (succeeded by Raine Ventures, LLC) receiving a bonus based on the net cash flow of the Immediate Edge business unit until such point as 30DC completed the Agreement which closed on September 10, 2010. Subsequent to that time, Raine Venture's compensation will follow the contracted amount.

CONTRACT FOR SERVICES AGREEMENTS:

MARILLION PARTNERSHIP/EDWARD DALE

30DC entered into a three-year Contract For Services Agreement commencing July 2009 with the Marillion Partnership ("Marillion") for services which include Mr. Edward Dale acting as the Company's Chief Executive Officer providing for among other things, the payment of $250,000 in cash remuneration per year and cannot be terminated during the first two years after which time a six month notice period for termination is required. The Marillion Partnership is managed by Mr. Dale, and owned by affiliates of Mr. Dale.

The Contract For Services Agreement provides for a performance bonus, if the revenue of the 30DC Group in any year of the Engagement calculated from the Commencement Date is doubled, the Company shall issue to the Contractor that number of shares in the Company equal to $125,000 in value. In addition, Marillion Partnership will have the right to participate in the Company's stock option plan, if and when it is created. Further, Marillion Partnership maybe eligible for any other benefits or incentives as to be determined by the Company.

JESSELTON, LTD./CLINTON CAREY

30DC entered into a three-year Contract For Services Agreement commencing July 2009 with Jesselton, Ltd., for services which include Mr. Clinton Carey acting as the Company's Chief Operating Officer providing for among other things, the payment of $200,000 in cash remuneration per year and cannot be terminated during the first two years after which time a six month notice period for termination is required. Mr. Carey has an ongoing relationship with Jesselton through which he has provided services on prior consulting assignments.

The Contract For Services Agreement provides for a performance bonus, if the revenue of the 30DC Group in any year of the Engagement calculated from the Commencement Date is doubled, the Company shall issue to the Contractor that number of shares in the Company equal to $100,000 in value. In addition, Jesselton, Ltd. will have the right to participate in the Company's stock option plan, if and when it is created. Further, Jesselton, Ltd. may be eligible for any other benefits or incentives as to be determined by the Company.

In August, 2008, Marillion Partnership, then owner of 30 Day Challenge, contracted with Jesselton in connection with the acquisition and merger process which resulted in signing of the Agreement with Infinity. Compensation under the consulting agreement was contingent on completion of the transaction with Infinity. Upon execution of the Agreement with Infinity $250,000 (US) is owed to Jesselton.

RAINE VENTURES, LLC/DAN RAINE

30DC entered into a three-year Contract For Services Agreement commencing July 2009 with 23V Industries Ltd. for services which include Mr. Dan Raine acting as the Company's Vice President of Business Development providing for among other things, the payment of $250,000 in cash remuneration per year and cannot be terminated during the first two years after which time a six month notice period for termination is required.

30DC entered into a 27 month Contract For Services Agreement commencing April 1, 2010 with Raine Ventures, LLC., succeeding the contract with 23V Industries, Ltd. which was terminated by mutual consent of the parties, for services which include Mr. Raine acting as the Company's Vice President of Business Development providing for among other things, the payment of $250,000 in cash remuneration per year and cannot be terminated during the first 15 months after which time a six month notice period for termination is required.

Both Contract For Services Agreements provide for a performance bonus, if the revenue of the 30DC Group in any year of the Engagement calculated from the Commencement Date is doubled, the Company shall issue to the Contractor that number of shares in the Company equal to $125,000 in value. In addition, each will have the right to participate in the Company's stock option plan, if and when it is created. Further, each may be eligible for any other benefits or incentives as to be determined by the Company.

DESCRIPTION OF  30DC CONTRACT FOR SERVICES AGREEMENTS

In July 2009, when 30DC acquired 30 Day Challenge and Immediate Edge, Messrs. Dale and Carey signed executive services agreements with the Company and Mr. Raine signed a consulting services agreement with the Company. Pursuant to the agreements with Marillion, Jesselton and 23V (effective April 1, 2010 Raine Ventures replaced 23V), the contract for services agreements memorialized the pre existing contractual relationship and formally set the terms and conditions between the parties from July 1, 2009 and all prior understandings and agreements - oral or written were merged therein, including the respective executive services and consulting services agreements. All compensation under the contract for services agreements is identical with the respective executive services and consulting agreements. Where applicable under local law, all payroll and other taxes are the responsibility of Marillion, Jesselton and 23V and they have provided the Company with indemnification of such taxes which under the prior contracts may have been a liability of the Company. The parties acknowledged that the effective date of the agreements relates back to the contractual relationship between the parties.

Messrs. Dale, Carey and Raines, through related entities, discussed above, have entered into Contract for Services Agreements with 30DC, Inc. and have a 3 year term. The agreements provide for the following terms:

RESTRICTION ON TERMINATION: The Contract for Services Agreements cannot be terminated by either party during the first 15 months of the contract in the case of 23V and 2 years in the case of Marillion and Jesselton.

TERMINATION: After the restriction period, the Contract for Services Agreement can be terminated with or without notice. If either party should chose to terminate with notice, it must give six months notice. If termination with notice is given the Company must pay the lump sum equal to the total amounts that would be received if the engagement had continued until the end of the required period of notice.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In August 2008, the Board of Directors approved and created a compensation committee. The committee consisted of the independent directors of Infinity and ceased to exist when two directors resigned effective September 10, 2010. The Company intends on reinstituting a compensation committee at a later date.

                              DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to the Company's directors during the year ended December 31, 2009 and the period ended June 30, 2010:

                                                                          NON-QUALIFIED
                                                          NON-EQUITY        DEFERRED
                        FEES                            INCENTIVE PLAN    COMPENSATION       ALL OTHER
                        EARNED    STOCK      OPTION    COMPENSATION ($)     EARNINGS        COMPENSATION      TOTAL
     NAME        YEAR   OR PAID   AWARDS     AWARDS                            ($)              ($)            ($)
                        IN CASH      ($)       ($)
                          ($)
--------------- ------- --------- ---------- --------- ----------------- ---------------- ----------------- ----------
Gregory H.        2009     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-          $ 28,383   $ 28,383
Laborde (1)
                  2010     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-              $-0-       $-0-

Theodore A.       2009     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-          $ 18,000   $ 18,000

Greenberg (2)     2010     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-              $-0-       $-0-

Pierce            2009     $ -0-      $ -0-      $-0-             $ -0-             $-0-             $ -0-       $-0-
McNally (3)
                  2010     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-              $-0-       $-0-

Conrad R.         2009     $ -0-      $ -0-      $-0-             $ -0-             $-0-             $ -0-       $-0-
Huss (3)
                  2010     $ -0-      $ -0-     $ -0-             $ -0-            $ -0-              $-0-       $-0-


Ernest D. Chu     2009     $ -0-      $ -0-      $-0-             $ -0-             $-0-             $ -0-       $-0-
(3)
                  2010     $ -0-      $ -0-      $-0-             $ -0-            $ -0-              $-0-       $-0-
--------------- -------

(1) During the year ended December 31, 2009, GHL Group, Ltd., a company affiliated with Gregory H. Laborde, was paid $28,383. The payment was included in management fee expenses for payment to GHL Group, Ltd.

(2) During the year ended December 31, 2009, Theodore A. Greenberg earned salary of $18,000 for his services as an officer of the Company. The compensation was accrued but not actually paid.

(3) On August 10, 2010, 109,500 Options of Infinity were reallocated to our disinterested directors, Pierce McNally, Conrad Huss, and Ernest Chu for service to the Corporation under the 2008 Corporate Stock Option Plan. Each of these directors received 36,500 options with an exercise price of $0.50 per share which expire January 5, 2011.

All of the Company's officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

The Company does not pay any Directors fees for meeting attendance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information with respect to the beneficial ownership of the Company's outstanding common stock by:

     o each person who is known by the Company to be the beneficial owner of five percent (5%) or more of Infinity's common stock;

     o the Company's chief executive officer, its other executive officers, and each director as identified in the "Management-- Executive Compensation" section; and

     o    all of the Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of the Company's common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(1) The information below is based on the number of shares of the Company's common stock that it believes was beneficially owned by each person or entity as of September 10, 2010.

  TITLE OF CLASS       NAME AND ADDRESS OF    AMOUNT AND NATURE    PERCENT OF CLASS     AMOUNT AND      PERCENT OF
                        BENEFICIAL OWNER        OF BENEFICIAL      PRIOR TO MERGER      NATURE OF       CLASS AFTER
                                                OWNER PRIOR TO                          BENEFICIAL        MERGER
                                                  MERGER (1)                           OWNER AFTER
                                                                                        MERGER (2)
-------------------- ------------------------ ------------------- ------------------- --------------- ----------------
Common Restricted    Gregory H. Laborde,               2,957,250              45.17%       2,957,250            4.38%
                     Former President and
                     CEO, Director
                     (Beneficially through
                     GHL Group, Ltd.)

Common Restricted    Theodore A. Greenberg,            1,100,000              16.80%       1,100,000            1.63%
                     CFO, Former CIO,
                     Secretary and Director

Options              Pierce McNally,                     192,500                  0%         192,500               0%
                     Director (3)

Options              Conrad R. Huss, Former              173,500                  0%         173,500               0%
                     Director (3)



                                      -27-

  TITLE OF CLASS       NAME AND ADDRESS OF    AMOUNT AND NATURE    PERCENT OF CLASS     AMOUNT AND      PERCENT OF
                        BENEFICIAL OWNER        OF BENEFICIAL      PRIOR TO MERGER      NATURE OF       CLASS AFTER
                                                OWNER PRIOR TO                          BENEFICIAL        MERGER
                                                  MERGER (1)                           OWNER AFTER
                                                                                        MERGER (2)
-------------------- ------------------------ ------------------- ------------------- --------------- ----------------
Options              Ernest D. Chu, Former               147,500                  0%         147,500               0%
                     Director (3)

Common Restricted    Edward Dale,                              0                  0%      39,072,000           57.86%
                     President , CEO &
                     Director (4)

Common Restricted    Marillion Partnership                     0                  0%      37,224,000           55.12%
                     (4)

Common Restricted    Clinton Carey, COO &                      0                  0%       3,432,000            5.08%
                     Director

Common Restricted    Dan Raine                                 0                  0%      10,560,000           15.64%
                     (Beneficially through
                     Raine Ventures, LLC)

Common Restricted    Wulf Rehder                         415,758               6.35%         415,758           <1.00%

Common Restricted    All Directors and                 4,249,250              61.97%      46,753,750           68.95%
                     Executive Officers as
                     a Group (5 persons)
-------------------- ------------------------

     (1) At September 10, 2010, Infinity had 6,547,391 shares of its common stock issued and outstanding. Infinity had 600,000 options issued and outstanding, but the options are not included in this calculation as the Company considers them to be "out of the money" and does not expect the status to change in the next 60 days.

     (2) As part of the reorganization agreement Infinity issued 60,984,000 shares to the shareholders of 30DC on a 13.2 for 1 basis. After the issuance of such shares, Infinity has 67,531,391 shares of common stock issued and outstanding. Infinity had 600,000 options issued and outstanding, but the options are not included in this calculation as Infinity considers them to be "out of the money" and does not expect the status to change in the next 60 days.

     (3)  These directors hold options that are "out of the money."

     (4) Mr. Edward Dale holds 1,848,000 shares of common stock directly. Mr. Dale holds 37,224,000 shares of common stock indirectly, through Marillion Partnership. Mr. Dale is the manager of Marillion Partnership and has the ability to vote such shares.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that Infinity believes have a reasonable likelihood of being "in the money" within the next sixty days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS

GHL Group, Ltd., a company affiliated with Gregory H. Laborde, was paid $28,383 during the year ended December 31, 2009. Mr. Laborde is the sole shareholder of GHL Group, Ltd. and was President and CEO of Infinity through September 10, 2010. He remains a director of Infinity.

During the year ended December 31, 2009, Theodore A. Greenberg, an officer and director of the Company, earned salary of $18,000. The compensation was accrued but not actually paid.

On September 15, 2009, the holders of Infinity notes totaling $125,000 foreclosed on collateral of 200,000 shares of Strategic Environmental owned by Infinity and 250,000 shares of Infinity pledged by GHL Group, Ltd., a company controlled by Gregory Laborde, a former Officer and a current director of the Infinity. On August 12, 2010, the Company entered into a Settlement Agreement and Mutual Release with the holders of these notes to pay the full balance due, accrued interests along with additional consideration of $6,250 in cash and 5,000 shares of Blackstar Energy Group, Inc. As part of the agreement the holders of the notes agreed to return 140,000 shares of Strategic Environmental back to the Company and 190,000 shares of Company stock back to GHL Group, Ltd.

On July 15, 2009, 30DC acquired the net assets making up the 30 Day Challenge from the Marillion Partnership and Edward Dale, an officer of 30DC. In exchange for the net assets, 30DC issued 2,820,000 shares of 30DC's common stock. The net assets include cash, accrued receivables and property and equipment, and outstanding liabilities consisting of accounts payable, accrued expenses and deferred revenues.

On July 15, 2009, 30DC acquired the net assets making up the Immediate Edge from Dan Raine, a founding shareholder of 30DC. In exchange for the net assets, 30DC issued 600,000 shares of 30DC's common stock to Mr. Raine. The net assets include cash and an outstanding liability consisted of deferred revenues.

30DC entered into a three-year Contract For Services Agreement commencing July 2009 with Marillion Partnership for services which include Mr. Edward Dale acting as the Company's Chief Executive Officer providing for among other things, the payment of $250,000 in cash remuneration per year.

30DC entered into a three-year Contract For Services Agreement commencing July 2009 with Jesselton, Ltd. for services which include Mr. Clinton Carey acting as the Company's Chief Operating Officer providing for among other things, the payment of $200,000 in cash remuneration per year.

30DC entered into a three-year Contract For Services Agreement with 23V Industries Ltd. for services which include Mr. Dan Raine acting as the Company's Vice President of Business Development providing for among other things, the payment of $250,000 in cash remuneration per year.

30DC, Inc. entered into a 27 month Contract For Services Agreement with Raine Ventures, LLC. (supercedeing the 23v Industries agreement) for services which include Mr. Dan Raine acting as the Company's Vice President of Business Development providing for among other things, the payment of $250,000 in cash remuneration per year.

In July 2009, when 30DC acquired 30 Day and Immediate, Messrs. Dale and Carey signed executive services agreements with the Company and Mr. Raine signed a consulting services agreement with the Company. Pursuant to the agreements with Marillion, Jesselton and 23V (effective April 1, 2010 Raine Ventures replaced
23V), the contract for services agreements memorialized the pre existing contractual relationship and formally set the terms and conditions between the parties from July 1, 2009 and all prior understandings and agreements - oral or written were merged therein, including the respective executive services and consulting services agreements. All compensation under the contract for services agreements is identical with the respective executive services and consulting agreements. Where applicable under local law, all payroll and other taxes are the responsibility of Marillion, Jesselton and 23V and they have provided the Company with indemnification of such taxes which under the prior contracts may have been a liability of the Company. The parties acknowledged that the effective date of the agreements relates back to the contractual relationship between the parties.

The Immediate Edge paid commissions of $21,000 and $138,262 to Marillion Partnership during the years ended June 30, 2009 and 2008, respectively.

Dan Raine received owner's distributions from The Immediate Edge of $425,402 and $245,066 during the years ended June 30, 2009 and 2008, respectively.

Edward Dale received owner's distributions from 30 Day Challenge of $272,787 and $318,138 during the years ended June 30, 2009 and 2008, respectively.

In August 2008, 30DC contracted with two consultants in connection with the acquisition and merger process which resulted in signing of the Agreement with Infinity. Compensation under both consulting agreements was contingent on completion of the transaction with Infinity. Upon execution of the Agreement $250,000 (US) is owed to Jesselton, Ltd , a consulting firm which Mr. Carey, an officer and director of Infinity, is associated with and $250,000 (Australian) is owed to the other consultant.


ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
--------------------------------------------------------------------------------

CHANGE IN FISCAL YEAR

As result of the Plan and Agreement of Reorganization with 30DC, Inc., the Company's fiscal year end has changed from December 31st to June 30th.

                            SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS
----------------------

PRIVATE PLACEMENT MEMORANDUM

In August 2010, 30DC has issued a private placement memorandum ("PPM") seeking to raise a maximum of $3,000,000, at a price of $0.26 per unit for 11,538,462 units, if the $3,000,000 maximum is raised. Each unit consists of one restricted common share of stock of Infinity, a warrant exercisable, 90 days from the date of issuance, to purchase one restricted common share of Infinity with an exercise price of $0.37 per share and a warrant, exercisable for five years from the date of issuance, to purchase one restricted common share of Infinity for $0.50 per share. During the fiscal year ending June 30, 2010, 30DC received $501,590 under a prior PPM that had not closed; the funds were classified as interest free loans pending closing. Pursuant to an agreement with the subscribers, the $501,590 will become part of the August 2010 PPM. In addition, $162,500 was being held by an escrow agent to be released to 30DC upon both completion of the Agreement and the issuance of the audits of 30 Day Challenge and Immediate Edge for the fiscal years ending June 30, 2009 and 2008.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following is a complete list of financial statements filed as part of this Report.

     30 Day Challenge - Audited Financial Statements for the Years Ended June 30, 2009 and 2008 (1)

     Immediate Edge - Audited Financial Statements for the Years Ended June 30, 2009 and 2008 (1)

     30DC, Inc. Interim Condensed Financial statements for the nine months ended March 31, 2010 and 2009

-------------------

     (1) Incorporated by reference from the financial statements included with our Report on Form 8-K12g3 filed with the SEC on September 21, 2010.

(B) PRO FORMA FINANCIAL INFORMATION. The following is a complete list of the pro forma financial statements filed as a part of this Report.

     Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2010

     Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended March 31, 2010 and year ended June 30, 2009

     Notes to the Unaudited Pro Forma Condensed Combined Financial Statements


(D) EXHIBITS. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

   EXHIBIT NO.                         DESCRIPTION
-------------  -----------------------------------------------------------------
          2.1 Plan and Agreement of Reorganization by and among Infinity Capital Group, Inc. and 30DC, Inc.***

          2.2  Immediate Edge Business and Assets Acquisition Agreement **

          2.3  30 Day Challenge Business and Assets Acquisition Agreement **

          3.1  Articles of Incorporation of 30DC, Inc.***

          3.2  Bylaws of 30DC, Inc.***

          10.1 Contractor Services Agreement by and between 30DC, Inc. and Raine Ventures, LLC, dated April 1, 2010*

          10.2 Contractor Services Agreement by and between 30DC, Inc. and Marillion Partnership, dated July 1, 2009*

          10.3 Contractor Services Agreement by and between 30DC, Inc. and Jesselton Limited, dated July 1, 2009*

          10.4 Contractor Services Agreement by and between 30DC, Inc. and 23V Industries Ltd., dated July 1, 2009*

          16.1 Letter of Change in Certifying Accountant, dated September 21, 2010**

          23.1 Resignation  of Larry  O'Donnell,  CPA,  PC dated  September  21,
               2010**
--------------------
* Filed herewith.

** Filed as Exhibits to the Current Report on Form 8K12g3 filed with the SEC on September 21, 2010.

*** Filed as Exhibits to the Current Report on Form 8K filed with the SEC on September 10, 2010.

                         30DC, INC. FINANCIAL STATEMENTS

                 FOR THE NINE MONTH PERIODS ENDED MARCH 31, 2010
                                    AND 2009

                                      INDEX



      Page 35         Balance Sheet

      Page 36         Statements of Operations and Comprehensive (Income) Loss

      Page 37         Statements of Cash Flows

      Page 38 - 47    Footnotes

                                   30DC, INC.
                                 Balance Sheet

                                                                                            March
                                                                                          31, 2010
                                                                                         (Unaudited)
                                                                                        ---------------
Assets

Current Assets

       Cash and Cash Equivalents                                                        $       41,646
       Accrued Commissions Receivable                                                           93,339
                                                                                        ---------------

               Total  Current Assets                                                           134,985

Property and Equipment, Net                                                                    135,150
Deferred Tax Asset                                                                              41,000
                                                                                        ---------------

               Total Assets                                                             $      311,135
                                                                                        ===============


Liabilities and Stockholders' Deficiency

Current Liabilities

       Accounts Payable                                                                 $      294,100
       Accrued Expenses and Refunds                                                            153,990
       Deferred Revenue                                                                        337,817
       Private Placement Subscriptions Received                                                450,090
       Due to Related Parties                                                                  152,380
                                                                                        ---------------

               Total Current Liabilities                                                     1,388,377
                                                                                        ---------------

               Total Liabilities                                                             1,388,377
                                                                                        ---------------

Stockholders' Deficiency

       Preferred Stock, Par Value $0.0001, 5,000,000 Authorized, -0- Issued                          -
       Common Stock, Par Value $0.0001, 25,000,000 authorized, 4,620,000                           462
               issued and outstanding
       Accumulated Deficiency                                                               (1,015,611)
       Foreign Currency Translation Adjustment                                                 (62,093)
                                                                                        ---------------

               Total Stockholders' Deficiency                                               (1,077,242)
                                                                                        ---------------

Total Liabilities and Stockholders' Deficiency                                          $      311,135
                                                                                        ===============


    The accompanying notes are an integral part of the financial statements.

                                   30DC, INC.
            Statements of Operations and Comprehensive Income (Loss)
                           Nine Months Ended March 31
                                   (Unaudited)

                                                                         2010                  2009
                                                                                             Combined
                                                                    ---------------     --------------------

Revenue

         Commissions                                                $      554,884      $           538,052
         Subscription Revenue                                              609,403                  591,813
         Products and Services                                              60,227                        -
         Seminars and Mentoring                                            221,792                  124,759
                                                                    ---------------     --------------------

                     Total Revenue                                       1,446,306                1,254,624

Operating Expenses                                                       2,267,496                  941,345
                                                                    ---------------     --------------------

Operating Income (Loss)                                                   (821,190)                 313,279

Other Income (Expense)

         Foreign Currency Exchange Loss                                    (35,508)                  (9,356)
         Gain on Sale of Assets                                              4,092                        -
                                                                    ---------------     --------------------

                     Total Other Income (Expense)                          (31,416)                  (9,356)

Net Income (Loss) Before Taxes                                            (852,606)                 303,923

Deferred Tax Benefit                                                       (41,000)                       -
                                                                    ---------------     --------------------

Net Income (Loss)                                                         (811,606)                 303,923

Foreign Currency Translation Adjustment                                    (38,893)                  (9,330)
                                                                    ---------------     --------------------

Comprehensive Income (Loss)                                         $     (850,499)     $           294,593
                                                                    ===============     ====================


    The accompanying notes are an integral part of the financial statements.

                                   30DC, INC.
                            Statements of Cash Flows
                           Nine Months Ended March 31
                                   (Unaudited)

                                                                                             2010                   2009
                                                                                                                  Combined
                                                                                        ----------------    ---------------------


Cash Flows from Operating Activities:
     Net Income (Loss)                                                                  $      (811,606)    $            303,923

     Adjustments to Reconcile Income (Loss) from Operations
     to Net Cash Provided by (Used In) Operations
         Depreciation                                                                            45,568                   30,554
         Equity Based Payment To Non-Employees                                                   52,750                        -
         Gain on Sale of Property and Equipment                                                  (4,092)                       -

     Changes in operating assets and liabilities
         Accrued Commissions Receivable                                                         (52,985)                 (11,029)
         Deferred Tax Asset                                                                     (41,000)                       -
         Accounts Payable                                                                       (54,523)                 167,376
         Accrued Expenses and Refunds                                                            59,491                   60,039
         Deferred Revenue                                                                       288,024                   89,414
         Due to Related Parties                                                                 152,380                        -
                                                                                        ----------------    ---------------------

                     Net cash provided by (used in) operating activities                       (365,993)                 640,277
                                                                                        ----------------    ---------------------

Cash Flows from Investing Activities:
         Purchases of Property and Equipment                                                    (85,972)                 (59,888)
         Proceeds From Sale of Property and Equipment                                            23,771                        -
                                                                                        ----------------    ---------------------

                     Net cash used in investing activitities                                    (62,201)                 (59,888)
                                                                                        ----------------    ---------------------

Cash Flows from Financing Activities
         Sale of common stock                                                                         -                      120
         Stock Subscriptions Receivable                                                             120                     (120)
         Private Placement Subscriptions Received                                               450,090                        -
         Distributions to Owner                                                                       -                 (575,296)
                                                                                        ----------------    ---------------------

                     Net cash provided by (used in) financing activities                        450,210                 (575,296)
                                                                                        ----------------    ---------------------

Effect of Foreign Exchange Rate Changes on Cash                                                  (6,785)                  18,329
                                                                                        ----------------    ---------------------

Increase in Cash                                                                                 15,231                   23,422
Cash - Beginning of Period                                                                       26,415                   10,577
                                                                                        ----------------    ---------------------

Cash - End of Period                                                                    $        41,646     $             33,999
                                                                                        ================    =====================


    The accompanying notes are an integral part of the financial statements.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2010


NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

30DC, Inc. ("30DC" or "the Company") was incorporated on October 17, 2008 in the state of Delaware, as a holding company, for the purpose of building, acquiring and managing international web-based sales and marketing companies. On July 15, 2009, 30DC completed the acquisitions of the Business and Assets of 30 Day Challenge ("30 Day") and Immediate Edge ("Immediate"). 30 Day was acquired from the Marillion Partnership and Edward Wells Dale, both of Victoria, Australia, in consideration for the issuance of 2,820,000 shares of Common Stock of the Company. Immediate was acquired from Dan Raine of Cheshire, United Kingdom, in consideration for the issuance of 600,000 shares of Common Stock of the Company. The acquired businesses were sold subject to specific liabilities which included accounts payable, accrued expenses and deferred revenue. The acquisitions were pursuant to an agreement dated November 14, 2008. Mr. Dale and Mr. Raine were part of the founding group of shareholders of 30DC and in conjunction with the acquisitions, Mr. Dale was named the Chief Executive Officer of 30DC.

30DC offers Internet marketing services and related training that help Internet companies in operating their businesses. 30DC's core business units are 30 Day and Immediate. 30 Day, with more than 90,000 active online participants, offers a free e-commerce training program year round along with an online education subscription service and periodic premium live seminars that are targeted to experienced Internet business operators. Immediate is an online educational program subscription service offering high-end Internet marketing instruction and strategies for experienced online commerce practitioners. Other revenue streams include sales of instructional courses and software tools related to Internet marketing and from commissions on third party products sold via introduction to the 30DC customer base of active online participants and subscribers which are referred to as affiliate marketing commissions. The Company's assets consist primarily of property and equipment and internally developed intangible property such as domain names, websites, customer lists, trademarks, copyrights and goodwill.

In accordance with the provisions of Accounting Standards Codification ("ASC") 805, "Business Combinations", the acquisitions of 30 Day and Immediate were accounted for as transactions between entities under common control, whereby the acquired assets and liabilities of 30 Day and Immediate were recognized in the Financial Statements at their carrying amounts and the acquisitions are reflected in the accompanying Financial Statements for the nine months ended March 31, 2010 as if they occurred as of the beginning of the period. In addition, the Financial Statements presented for the comparative period ending March 31, 2009, labeled "Combined", have been retrospectively adjusted to furnish comparative information and represent the combined financial statements of 30DC, 30 Day and Immediate, with the elimination of all significant inter-entity balances and transactions, including commission revenue earned by 30 Day from Immediate of approximately $21,000. 30 Day and Immediate were unincorporated entities and as such their owners received distributions rather than compensation from these entities and these entities did not have liability for entity level taxes.

The Company does not have sufficient capital to meet its needs and will have to seek loans or equity placements to cover such cash needs.

No commitments to provide additional funds have been made and there can be no assurance that any additional funds will be available to cover expenses as they may be incurred. If the Company is unable to raise additional capital or encounters unforeseen circumstances, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing its operations, suspending the pursuit of its business plan and controlling overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2010

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTY AND EQUIPMENT

Equipment is recorded at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to operations as incurred. Asset and related accumulated depreciation amounts are relieved from the accounts for retirements or dispositions. Depreciation on equipment is computed using the straight-line method. Estimated useful lives of three to ten years are used for equipment, while leasehold improvements are amortized, using the straight line method, over the shorter of either their economic useful lives or the term of the leases.

REVENUE RECOGNITION

The Company generally applies revenue recognition principles in accordance with ASC 605, "Revenue Recognition". Accordingly, revenue is generally recognized when persuasive evidence of an agreement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable and collectability is reasonable assured.

The Company generates revenues in four categories, (i) commissions, (ii) seminars and mentoring (iii) subscriptions and (iv) products and services. Commissions are all affiliate marketing commissions generated when a customer is referred to a third-party via the Internet and the customer makes a purchase, which is paid for at the time of purchase. Revenue from commissions is recognized when the customer purchase is made from the third-party. Seminars and mentoring are educational in nature. Seminars are live events held in different cities throughout the world where customers will pay a fee to attend what is typically a three-day event. Seminar fees are paid in advance and classified as deferred revenue until the seminar is held. Mentoring services are offered over a period of time, typically a one-year period. Fees for mentoring are paid in advance and mentoring revenue is recognized ratably over the period of service. All subscription revenue is from monthly online subscriptions for information on Internet marketing. All subscriptions are paid in advance and subscription revenue is recognized ratably over the term of the subscription. Products and services revenues are from sales of online educational courses and productivity tools which customers use in their Internet marketing businesses. Revenue from products and services is recognized when the customer purchase is made. Deferred revenue consists of the unearned portion of subscription payments, seminar fees and mentoring revenue as of the financial statement date. Deferred revenue was $337,818 at March 31, 2010.

EQUITY-BASED PAYMENTS TO NON-EMPLOYEES

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of ASC 505-50, "Equity-Based Payments to Non-Employees", which requires that such equity instruments are recorded at their fair value on the measurement date, with the measurement of such compensation being subject to periodic adjustment as the underlying equity instruments vest.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2010


FOREIGN CURRENCY TRANSLATION AND REMEASUREMENT

The functional currency of the Company's 30 Day Challenge division is the Australian dollar. All other Company operations use the United States dollar as their functional currency. Under ASC 830 "Foreign Currency Matters", functional currency assets and liabilities are translated into the reporting currency, US Dollars, using period end rates of exchange and the related translation adjustments are recorded as a separate component of accumulated other comprehensive income. Functional statements of operations amounts expressed in functional currencies are translated using average exchange rates for the respective periods. Re-measurement adjustments and gains or losses resulting from foreign currency transactions are recorded as foreign exchange gains or losses in the Statement of Operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect certain reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reported period. Significant estimates in these financial statements are the estimated useful lives used to calculate depreciation of property and equipment and the estimate of the Company's future taxable income used to calculate the Company's deferred tax valuation allowance. The Company evaluates all of its estimates on an on-going basis.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued ASU 2010-09, "Subsequent Events (Topic 855) - Amendments to Certain Recognition and Disclosure Requirements." ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement that an SEC filer disclose the date through which subsequent events have been evaluated. ASC 2010-09 was effective upon issuance.

In June  2009 the FASB  issued  ASC 860,  formerly  SFAS  166,  "Accounting  for
Transfers of financial Assets -- an amendment of FASB Statement No. 140". ASC 860 eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor's interest in transferred financial assets. ASC 860 will be effective April 1, 2010. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position and results of operations.

In June 2009 the FASB issued ASC 810, formerly SFAS 167, "Amendments to FASB Interpretation No. 46(R)" (ASC 810). ASC 810 eliminates Interpretation 46(R)'s exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. ASC 810 also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity's status as a variable interest entity, a company's power over a variable interest entity, or a company's obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying Interpretation 46(R)'s provisions. The elimination of the qualifying special-purpose entity concept and its consolidation exceptions means more entities will be subject to consolidation assessments and reassessments. ASC 810 will be effective April 1, 2010. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position and results of operations.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2010

In August 2009, the FASB issued Accounting Standards Update 2009-05 which includes amendments to Subtopic 820-10, Fair Value Measurements and Disclosures, Measuring Liabilities at Fair Value, which applies to liabilities measured at fair value. The update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update. The amendments in this update clarify that a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability and also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of this standard did not have a material impact on the Company's financial position and results of operations.

The FASB has published FASB Accounting Standards Update 2009-13, Revenue Recognition (Topic 605)-Multiple Deliverable Revenue Arrangements, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria in Subtopic 605-25, Revenue Recognition-Multiple-Element Arrangements, for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. FASB Accounting Standards Update 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

The FASB has issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. ASU 2010-06 amends Codification Subtopic 820-10 and now requires a reporting entity to use judgment in determining the appropriate classes of assets and liabilities and to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. As this standard relates specifically to disclosures, the adoption did not have an impact on the Company's financial position and results of operations.

In March 2010, the FASB issued ASU No. 2010-17, Revenue Recognition-- Milestone Method (Topic 605): Milestone Method of Revenue Recognition. This standard provides that the milestone method is a valid application of the proportional performance model for revenue recognition if the milestones are substantive and there is substantive uncertainty about whether the milestones will be achieved. Determining whether a milestone is substantive requires judgment that should be made at the inception of the arrangement. To meet the definition of a substantive milestone, the consideration earned by achieving the milestone (1) would have to be commensurate with either the level of effort required to achieve the milestone or the enhancement in the value of the item delivered, (2) would have to relate solely to past performance, and (3) should be reasonable relative to all deliverables and payment terms in the arrangement. No bifurcation of an individual milestone is allowed and there can be more than one

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2010



milestone in an arrangement. The new standard is effective for interim and annual periods beginning on or after June 15, 2010. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

NOTE 3.  PRIVATE PLACEMENT SUBSCRIPTIONS RECEIVED

Starting in July 2009, 30DC received $501,590 under a Private Placement Memorandum ("PPM") for which a closing did not occur and the funds were considered to be interest free loans pending closing. At March 31, 2010 $450,090 had been received and is included as private placement subscriptions received in the liability section of the Balance Sheet. Pursuant to an agreement with the subscribers, the $501,590 became part of 30DC's August 2010 PPM and was including in the first closing on September 22, 2010.

NOTE 4.  RELATED PARTY TRANSACTIONS

The Company entered into three-year Contract For Services Agreements commencing July 2009 with the Marillion Partnership ("Marillion") for services which includes Mr. Edward Dale acting as the Company's Chief Executive Officer, with 23V Industries, Ltd. ("23V") for services which include Mr. Dan Raine acting as the Company's Vice President of Business Development and with Jesselton, Ltd. ("Jesselton") for services which include Mr. Clinton Carey acting as the Company's Chief Operating Officer. Effective April 1, 2010, Raine Ventures, LLC replaced 23V Industries, Ltd in providing consulting services to the Company which include Mr. Raine acting as the Company's Vice President of Business Development. These agreements are non-cancelable by either party for the initial two years and then with six months notice by either party for the duration of the contract. Mr. Dale and Mr. Carey are directors of the Company, Mr. Dale and Marillion hold majority interest in the Company's outstanding common stock and Mr. Raine is the beneficial owner of greater than 10% of the Company's outstanding common stock. Marillion Partnership is owned by affiliates of Mr. Dale, 23V and Raine Ventures are owned 100% by Mr. Raine.

Cash remuneration under Marillion, 23V and Raine Ventures agreements is $250,000 per year and $200,000 under the Jesselton agreement. If in any year starting from the commencement date, revenues of 30DC, Inc. doubles then a bonus equal to 50% of cash remuneration will be due in shares of 30DC, Inc. as additional compensation. Nothing has been accrued in the March 31, 2010 financial statements, as the attainment of this threshold for the fiscal year ending June 30, 2010 appears to be remote.

During the term of the agreements, Marillion, Jesselton, 23V and Raine Ventures are prohibited from engaging in any other business activity that competes with 30DC, Inc. without written consent of the 30DC, Inc. Board of Directors.

In July, 2009 when 30DC acquired 30 Day and Immediate, Messrs. Dale and Carey signed executive services agreements with the Company and Mr. Raine signed a consulting services agreement with the Company. Pursuant to the agreements with Marillion, Jesselton and 23V (effective April 1, 2010 Raine Ventures replaced
23V), the contract for services agreements memorialized the pre existing contractual relationship and formally set the terms and conditions between the parties from July 1, 2009 and all prior understandings and agreements - oral or written were merged therein, including the respective executive services and consulting services agreements. All compensation under the contract for services agreements is identical with the respective executive services and consulting agreements. Where applicable under local law, all payroll and other taxes are the responsibility of Marillion, Jesselton and 23V and they have provided the

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2010

Company with indemnification of such taxes which under the prior contracts may have been a liability of the Company. The parties acknowledged that the effective date of the agreements relates back to the contractual relationship between the parties.

30DC's Board of Directors approved a bonus to Marillion based upon the net cash flow of the Company's 30 Day Challenge division and a bonus to 23V based upon the net cash flow of the Company's Immediate Edge division (formerly Immediate) until such time as 30DC had completed a merger or public stock listing, which occurred on September 10, 2010 (see Note 11). For the nine month period ended March 31, 2010 the bonus for Marillion was $397,908 and total compensation was $585,408 and the bonus for 23V was $154,014 and total compensation was $341,514, included in Operating Expenses in the Statement of Operations. Subsequent to the September 10, 2010 merger, Marillion and Raine Ventures (successor to 23V) will paid in accordance with their contracted amounts.

Due to related party of $152,380 includes $150,000 due to Jesselton under their contract for services agreement. Jesselton has agreed to receive this amount and an additional $50,000 due under their contract through June 30, 2010 in restricted common shares of the Company.

30 Day earned commissions of $21,000 from Immediate during the year ended June 30, 2009 which has been eliminated in the 30 Day and Immediate combined Statement of Operations.

During the year ended June 30, 2009 Mr. Dale and entities affiliated with him were paid $272,787 in owner's distributions by 30 Day and Mr. Raine was paid $425,402 in owner's distributions by Immediate.

NOTE 5.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31, 2010:

Computer and Audio Visual Equipment                $ 367,114
Office equipment and Improvements                     57,914
                                                   ----------
                                                     425,028
Less accumulated depreciation and
amortization                                        (289,878)
                                                   ----------
                                                   $ 135,150
                                                   ==========

Depreciation and amortization expense was $45,568 for the nine months ended March 31, 2010 and $30,554 for the nine months ended March 31, 2009.

Property and equipment, net are stated in the functional currency where located where applicable are translated to the reporting currency of the US Dollar at each period end. Accordingly, property and equipment, net are subject to change as a result of changes in foreign currency exchange rates.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2010



NOTE 6.  INCOME TAXES

The Company applies the provisions of ASC 740, which prescribes the recognition and measurement criteria related to tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognized a deferred tax asset of approximately $256,000 as of March 31, 2010, relating to a net operating loss for the nine month period ended March 31, 2010 of approximately $600,000 which is available to offset future taxable income through 2030 and future tax deductions of $153,000 for the timing difference of items deducted in these financial statements but not currently deductible for tax purposes. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. The Company has concluded that it is more likely than not that the Company will not be able to realize all of its tax benefits in the near future and therefore a valuation allowance of approximately $215,000 has been established resulting in a net tax benefit of $41,000 for the nine month period ending March 31, 2010.

As a corporation formed in the United States, the Company is subject to the United States corporation income tax on worldwide net income. Since majority ownership of the Company's shares are held by Australian residents, the Company is deemed to be an Australian resident corporation and is subject to Australian corporate income tax on worldwide net income. Corporate income taxes paid to Australia will generally be available as a credit against United States corporation income tax. The Company did not have nexus to any individual state in the United States and accordingly no deferred tax asset has been recognized for state taxes. Australia does not have any state corporation income tax. Future changes in Company operations might impact the geographic mix which could affect the Company's overall effective tax rate.

As noted above, the nine month period ended March 31, 2009 represents the combined financial statements of 30DC, 30 Day and Immediate. 30DC had limited operations and 30 Day and Immediate were unincorporated entities which were not subject to tax provision; accordingly no provision for income taxes is reflected for that period.


NOTE 7.  REVENUE CONCENTRATION

For the nine months ended March 31, 2010 revenue from one customer representing approximately 13% exceeded 10% of total revenues. For the nine months ended March 31, 2009 two customers exceeded 10% of combined total revenues with the individual totals of approximately 12% and 12% for a total of approximately 24%.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2010



NOTE 8. STOCKHOLDERS' EQUITY

COMMON STOCK

In July 2009 the Company issued 2,820,000 shares for the ASSET acquisition of 30 Day and 600,000 shares for the ASSET acquisition of Immediate.

Details of common shares outstanding at March 31, 2010 are as follows:

                                                                        Shares
                                                                      ---------
Common shares outstanding, July 1, 2009                               1,200,000
Issuance of shares for acquisitions                                   3,420,000
                                                                      ---------
Common shares outstanding, March 31, 2010                             4,620,000
                                                                      =========

The asset acquisitions were accounted for as a common control transaction and the historical accounting of each of the acquired businesses were combined as of July 2009. The accumulated deficits of 30 Day and Immediate were became the historical accumulated deficit of 30DC and the par value of the shares issue in the asset acquisitions was also added to accumulated deficit, The accumulated other comprehensive loss of 30 Day became the accumulated other comprehensive loss of 30DC.

NOTE 9.  COMMITMENTS AND CONTINGENCIES

On December 8, 2009, the Company signed a contract with Cameron Associates, an investor relations firm, effective January 1, 2010, with a term of one year, which calls for $5,000 per month of cash compensation and the issuance of a total of 50,000 shares of the Company's Common Stock, to be adjusted for any recapitalization that may occur during the period of the contract, based on a schedule that also equates to the vesting pattern of the shares. Subsequent to the Infinity transaction (see Note 10), the total number of shares due adjusted to 660,000. As of March 31, 2010, 25,000 of the shares were vested and due to Cameron and the $52,750 value of the shares is included in operating expenses.

In February 2010, 30DC engaged Prestige Financial Center, Inc. ("Prestige") a registered Broker Dealer to provide investment banking and advisory services to the Company. Upon execution of the contract, the Company paid Prestige a $25,000 nonrefundable due diligence and retainer fee. Under terms of the contract as revised in June 2010, Prestige is due a reverse merger fee of an option to purchase at least 1% of the Company's outstanding common shares at the completion of a reverse merger with a publicly-traded company at an exercise price of $0.001 per share. Other terms include a 10% cash financing fee and warrants equal to 7% for capital (as defined under the agreement to exclude certain funding sources) raised during the term of the agreement along with a 5% acquisition fee for any completed acquisitions which Prestige introduced to the Company. The Prestige agreement had an initial term of six months and was automatically renewable however the agreement can be canceled at any time after the initial six months. The Company and Prestige entered into a release agreement dated October 28, 2010 under which Prestige will receive 675,314 shares of the Company's restricted stock and both parties released each other from any other claims.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2010


NOTE 10. SUPPLEMENTAL SCHEDULE OF OPERATING EXPENSES

                                             Nine Months        Nine Months
                                            March 31, 2010     March 31, 2009
                                            ==============     ==============

Related Party Contractor Fees Base
       Compensation (1) (2)                 $   525,000        $           -
Related Party Contractor Fees Bonus
       Compensation (1) (3)                     551,922
Independent Contractors                         415,158              267,891
Professional Fees                               324,983              227,946
Travel Expenses                                 162,479              230,247
Other Operating Costs                           287,953              215,261
                                            ==============     ==============

Total Operating Expenses                    $ 2,267,496        $     941,345
                                            ==============     ==============
-----------------
(1) Related part contractors include Marillion which provides services to the Company including for Edward Dale to act as Chief Executive Officer of the Company and 23V which provides services to the Company including for Dan Raine to act as Vice President for Business Development.

(2) During the period ended March 31, 2009, 30 Day and Immediate operated as non-incorporated entities and did not pay compensation to their owners. The owners received distributions of $575,296.

(3) 30DC's Board of Directors approved a bonus to Marillion based upon the net cash flow of the Company's 30 Day Challenge division (formerly 30
         Day) and a bonus to 23V based upon the net cash flow of the Company's Immediate Edge division (formerly Immediate) until such time as 30DC had completed a merger or public stock listing which occurred on September 10, 2010.

NOTE 11.  SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the review, other than the items outlined below, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

On September 10, 2010, shareholders of 30DC exchanged 100% of their 30DC shares for 60,984,000 shares of Infinity Capital Group, Inc. ("Infinity"), a publicly traded company which trades over the counter ("OTC") on the OTCQB market operated by Pink OTC Markets, Inc. The OTCQB is a relatively new market for companies registered and reporting with the U.S. Securities and Exchange Commission or a U.S. banking or insurance regulator. 30DC, Inc. became a wholly owned subsidiary of Infinity Capital Group, Inc. which has subsequently changed its name to 30DC, Inc. After the share exchange, the former shareholders in 30DC, Inc. held approximately 90% of the outstanding shares in Infinity and the officers of 30DC, Inc. became the officers of Infinity. 30DC was the accounting acquirer in the transaction and its historical financial statements will be the historical financial statements. Infinity's operations were discontinued and subsequent to the transaction will be accounted for as discontinued operations.

30DC, Inc. had contracted with two consultants to advise on the process which resulted in completion of the share exchange. Compensation to the consultants was contingent on completion of the share exchange or a similar transaction.

                                   30DC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2010

With completion of the share exchange, $250,000 is owned to Jesselton, Ltd, a consulting firm which Mr. Clinton Carey, Chief Operating Officer of 30DC is associated with, and $250,000 Australian Dollars, equivalent to $231,050, is owed to the other consultant. The Company expects to pay these amounts partially in shares of the Company and partially in cash funds over a period of time. Both are considered success fees, and as such are treated as contingent consideration to be expensed in September, 2010.

In August 2010, 30DC issued a private placement memorandum ("PPM") seeking to raise a maximum of $3,000,000 at a price of 26 cents per unit or 11,538,462 units if the $3,000,000 maximum is raised. Each unit consists of one share of Common Stock of Infinity, a warrant exercisable for 90 days from the date of issuance, to purchase one share of Common Stock of Infinity with an exercise price of 37 cents, and a warrant exercisable for five years from the date of issuance, to purchase one share of Common Stock of Infinity for 50 cents. 30DC received $501,590 between July 2009 and June 2010 under a prior PPM for which a closing did not occur and the funds were considered to be interest free loans pending closing. At March 31, 2010, $450,090 had been received and is included as private placement subscriptions received in the liability section of the Balance Sheet. Pursuant to an agreement with the subscribers, the $501,590 became part of the August 2010 PPM. A first closing of the August 2010 PPM was held on September 22, 2010 consisting of the $501,590 received under the prior PPM and $162,500 in new investment funds, for total proceeds of $664,090 which represents 2,554,193 units consisting of 2,554,193 shares of common stock and 2,554,193 of each of the two warrants. Subsequent closings through February 14, 2011 have resulted in $180,000 in new investment funds which represents an additional 692,316 units consisting of 692,316 shares of common stock and 692,316 of each of the two warrants. The August 2010 PPM has been extended to March 15, 2011 and in place of the warrant exercisable for 90 days from the date of issuance, all subscribers to the PPM will receive a warrant exercisable through March 15, 2011 at an exercise price of 37 cents per warrant.

In February 2011, Theodore A. Greenberg, CFO of 30DC, agreed to accept 480,770 shares of the Company's restricted common stock as settlement of $125,000 owed to him by the Company.

In June 2010, the Company signed a contract with Imperial Consulting Network ("ICN") for ICN to provide the Company with services to include ongoing research coverage, update reports, corporate profiles, coverage announcements for newswires as well as inclusion in a direct mail magazine and corporate profile television program. Compensation to ICN under the agreement was to include up to a maximum of approximately 2,200,000 warrants to purchase common shares of the Company at exercise prices ranging from $0.0001 to $0.93 per share. Pursuant to the agreement, because certain milestones were not met, the Company has the right to repurchase most of the warrants for $0.0001 per warrant with the net effect that ICN will have 161,163 warrants with an exercise price of $0.0001 per share as full and complete compensation under the contract.

                    30DC, INC. PRO FORMA FINANCIAL STATEMENTS

                                      INDEX

Page 50-52     Introduction to Unaudited Pro Forma Condensed  Combined Financial
               Statements

Page 53        Unaudited Pro Forma Condensed  Combined Balance Sheet as of March
               31, 2010

Page 54 Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended March 31, 2010

Page 55-58     Notes  for  Pro  Forma  Unaudited  Condensed  Combined  Financial
               Statements as of March 31, 2010

Page 59 Pro Forma Unaudited Condensed Combined Statement of Operations for the Year Ended June 30, 2009

Page 60-61     Notes to  Unaudited  Pro Forma  Condensed  Combined  Statement of
               Operations for the Year Ended June 30, 2009

                                  30DC, INC.
                       INTRODUCTION TO PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


The following unaudited pro forma condensed combined financial statements give effect to the share exchange ("Exchange") between 30DC, Inc. ("30DC") and Infinity Capital Group, Inc. ("Infinity") completed on September 10, 2010 and certain other transactions completed by 30DC and Infinity as a result of the Exchange. Subsequent to the transaction, Infinity was renamed 30DC, Inc. ("Maryland"), for purposes of these pro forma statements the name will remain Infinity.

On September 10, 2010, in exchange for 100% of the issued and outstanding shares of 30DC, Infinity issued 60,984,000 shares of its restricted common stock. The shareholders of 30DC received 13.2 shares of common stock of Infinity for every one share of 30DC. Infinity operated as a publicly-traded business development company ("BDC") and filed to withdraw its election to operate as a BDC on the same day as the Exchange. As a result of the Exchange, Infinity became the sole outstanding stockholder of 100% of the outstanding shares of common stock of 30DC and the former stockholders of 30DC became the controlling stockholders of Infinity. Accordingly, the Exchange is a reverse business acquisition that has been accounted for as a recapitalization of 30DC. The historical financial statements of 30DC will become the Infinity historical financial statements. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the unaudited pro forma condensed combined financial statements.

30DC HISTORY

30DC was incorporated on October 17, 2008 in the state of Delaware, as a holding company, for the purpose of building, acquiring and managing international web-based sales and marketing companies. On July 15, 2009, 30DC completed the acquisitions of the Business and Assets of 30 Day Challenge ("30 Day") and Immediate Edge ("Immediate"). 30 Day was acquired from the Marillion Partnership and Edward Wells Dale, both of Victoria, Australia, in consideration for the issuance of 2,820,000 shares of Common Stock of 30DC. Immediate was acquired from Dan Raine of Cheshire, United Kingdom, in consideration for the issuance of 600,000 shares of Common Stock of 30DC. The acquired businesses were sold subject to specific liabilities which included accounts payable, accrued expenses and deferred revenue. The acquisitions were pursuant to an agreement dated November 14, 2008. Messrs. Dale and Raine were part of the founding group of shareholders of 30DC and in conjunction with the acquisitions; Mr. Dale was named the Chief Executive Officer of 30DC.

In accordance with the provisions of Accounting Standards Codification Topic 805, "Business Combinations", the acquisitions of 30 Day and Immediate were accounted for as transactions between entities under common control, whereby the acquired assets and liabilities of 30 Day and Immediate were recognized at their carrying amounts and the acquisitions are reflected in the accompanying Unaudited Pro Forma Condensed Combined Financial Statements for the nine months ended March 31, 2010 as if they occurred as of the beginning of the period. In addition, in the Unaudited Pro Forma Condensed Combined Financial Statements presented for the twelve months ended June 30, 2009, the results for 30DC, labeled "Combined", have been retrospectively adjusted and represent the combined financial statements of 30DC, 30 Day and Immediate, with the elimination of all significant inter-entity balances and transactions, including commission revenue earned by 30 Day from Immediate of approximately $21,000.

UNAUDITED PRO  FORMA CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet combines the balance sheets of 30DC and Infinity and gives pro forma effect to (i) the Exchange in which 30DC is deemed to be the acquiring entity for accounting purposes; (ii) completion of a financing transaction involving the issuance of 2,554,193 units at $0.26 in an ongoing private placement, as described below, with each unit consisting of one share of common stock , one common stock purchase warrant expiring March 15, 2011 and one five-year common stock purchase warrant for aggregate gross proceeds of $664,090; (iii) Infinity filing to withdraw its election to operate as a BDC and Infinity's prior operations as a BDC being classified as discontinued operations; (iv) certain other transactions completed as a result of the Exchange as if 30DC and Infinity completed such transactions as of March 31, 2010. The unaudited pro forma condensed combined statements of operations as of March 31, 2010 and June 30, 2009, combine the statement of operations of 30DC and Infinity and give pro forma effect to these transactions and (v) contract for services agreements signed by Marillion Partnership, 23V Industries, Ltd. which include Edward Dale and Clinton Carey acting respectively as Chief Executive Officer and Chief Operating Officer of the Company and Dan Raine acting as Vice President for Business Development and (vi) 30DC change from a non-taxable to taxable status as if they were completed at the beginning of the periods, July 1, 2009 and July 1, 2008, respectively.

The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of 30DC, appearing elsewhere herein, and the separate historical financial statements of 30 Day Challenge and Immediate Edge which are incorporated by reference from the financial statements included with our Report on Form 8-K12g3 filed with the SEC on September 21, 2010 and the historical financial statements of Infinity, as filed and issued in Form 10-Q for the quarter ended June 30, 2010 and related notes thereto. These unaudited pro forma condensed combined financial statements may not be indicative of what would have occurred if the reverse business acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

THE EXCHANGE
------------

On the Closing Date (i) the stockholders of 30DC (the "30DC Stockholders") surrendered all of the issued and outstanding shares of 30DC capital stock and received, in exchange 60,984,000 shares of common stock of Infinity; (ii) the stockholders of Infinity retained 6,547,391 shares of common stock of Infinity; and (iii) 30DC became a wholly-owned subsidiary of Infinity.

30DC utilized consultants and advisors to guide the company through the process of structuring and completing the Exchange. The consultants and advisors were compensated with a combination of cash fees and shares of common stock in the Company. Prestige Financial Center, Inc. will be issued 675,314 common shares, Jesselton, Ltd. will receive $125,000 and will be issued 480,777 common shares and Corholdings Pty Ltd. will receive $125,000 AUD which is equivalent to $115,525 USD and will be issued 444,327 common shares.

The Unaudited Condensed Pro Forma Combined Financial Statements reflect that the Exchange is accounted for under the purchase method of accounting in accordance with the Accounting Standards Codification Topic 805, Business Combinations. The excess of purchase price of assets acquired over their carrying value as of September 10, 2010 has been allocated entirely to goodwill. All other assets and liabilities are stated at their fair values, which approximates their recorded historical cost. The allocation of the purchase price to the acquired assets and assumed liabilities is as follows;

Assets:
Current assets                                        $   185,381
Goodwill                                                1,503,860
Other assets                                                  639
                                                      -----------
                                                      $ 1,689,880

Liabilities:
Current liabilities                                   $   642,297
                                                      ===========

         Net purchase price                           $ 1,047,583
                                                      ===========

THE PRIVATE PLACEMENT

On August 5, 2010 30DC circulated a Confidential Private Placement Memorandum (the "Memorandum") to various "accredited investors" (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended) and Non-U.S. Persons with respect to the private offering (the "Offering") of up to 11,538,462 units (the "Maximum Offering") of an unnamed publicly traded company (later identified as Infinity). The closing of the Offering is conditioned upon the closing of the Exchange. Each such unit (each, a "Unit" and collectively, the "Units") is being sold at $0.26 in connection with the Offering and consists of (i) one share of common stock of Infinity, (ii) a warrant expiring March 15, 2011 to purchase one share of common stock of Infinity at an exercise price of $0.37 per share and (iii) a five-year warrant to purchase one shares of common stock of Infinity at an exercise price of $0.50 per share.

CONTRACT FOR SERVICES AGREEMENTS

Marillion Partnership, 23V Industries, Ltd. and Jesselton, Ltd. each signed contract for services agreements, which include the Messrs. Dale and Carey acting respectively as Chief Executive Officer and Chief Operating Officer of the Company and Mr. Raine acting as Vice President for Business Development, with 30DC effective July 2009. The pro forma financial statements have been adjusted to reflect normalized compensation under the contracts of $250,000 per annum for Marillion and 23V and $200,000 per annum for Jesselton.

CHANGE FROM NON-TAXABLE TO TAXABLE STATUS

Prior to their acquisition by 30DC, 30 Day and Immediate were operated by non-taxable entities and the effect of the change to taxable status has been considered in the unaudited pro forma condensed combined balance sheet and statements of operations. Since a valuation allowance reduced the deferred tax asset recorded for the nine month period ended March 31, 2010 the additional deferred tax asset that would have been recorded for the pro forma adjustments has been reduced completely by an offsetting increase in the valuation allowance.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 March 31, 2010

                                                                                  INFINITY
                                                                       30DC,      CAPITAL             PRO FORMA        PRO FORMA
                                                                       INC.      GROUP, INC.         ADJUSTMENTS       COMBINED
                                                                 -------------- -------------      ---------------  --------------
                                                                        (A)        (B)
ASSETS

CURRENT ASSETS:

 Cash and cash equivalents                                       $     41,646   $    4,286         $     174,000 F  $     215,646
                                                                                                          (4,286)I
 Accrued commissions receivable                                        93,339            -                     -           93,339
                                                                 -------------- -------------      ---------------  --------------
        Total current assets                                          134,985        4,286               169,714          308,985

Non-affiliated investments                                                  -      184,881              (184,881)I              -
Promissory note                                                             -       50,730               (50,730)I              -
Stock sale receivable                                                       -       50,500               (50,500)I              -
Property and equipment, net                                           135,150            -                     -          135,150
Goodwill                                                                    -            -             1,503,860 K      1,503,860
Deferred tax asset                                                     41,000            -                     -           41,000
Other assets                                                                -        9,899                (9,899)I              -
Assets of discontinued operations                                           -            -               300,296 I        300,296
                                                                 -------------- -------------      ---------------  --------------
        TOTAL ASSETS                                             $    311,135   $  300,296         $   1,677,860    $   2,289,291
                                                                 ============== =============      ===============  ==============


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITES:
 Accounts payable                                                $    294,100   $  296,446         $     (90,692)I  $     499,854
 Accrued expenses and refunds                                         153,990       45,607               115,525 C        394,515
                                                                                                         125,000 D
                                                                                                         (45,607)I
Deferred revenue                                                      337,817            -                     -          337,817
Private placement subscriptions received                              450,090            -              (450,090)F              -
Notes payable                                                               -      152,020              (152,020)I              -
Due to related parties                                                152,380      210,764              (183,514)I        179,630
                                                                 -------------- -------------      ---------------  --------------

        Total current liabilities                                   1,388,377      704,837              (681,398)       1,411,816

Liabilities of discontinued operations                                      -            -               471,833 I        471,833
                                                                 -------------- -------------      ---------------  --------------

        TOTAL LIABILITIES                                           1,388,377      704,837              (209,565)       1,883,649
                                                                 -------------- -------------      ---------------  --------------

STOCKHOLDERS' EQUITY (DEFICIENCY)

Common stock, $.001 par value                                               -        6,547                   444 C         71,685
                                                                                                             481 D
                                                                                                           2,554 F
                                                                                                             675 E
                                                                                                          60,984 G
Common stock, $.0001 par value                                            462            -                  (462)H              -
Additional paid in capital                                                  -      797,138                   462 H      2,100,302
                                                                                                       1,503,860 K
                                                                                                         123,968 C
                                                                                                         134,135 D
                                                                                                         621,536 F
                                                                                                         188,413 E
                                                                                                      (1,208,226)J
                                                                                                         (60,984)G
Accumulated deficiency                                             (1,015,611)  (1,208,226)             (239,937)C     (1,704,252)
                                                                                                        (259,616)D
                                                                                                        (189,088)E
                                                                                                       1,208,226 J
Foreign currency translation adjustment                               (62,093)           -                     -          (62,093)
                                                                 -------------- -------------      ---------------  --------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                            (1,077,242)    (404,541)            1,887,425          405,642
                                                                 -------------- -------------      ---------------  --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)          $    311,135   $  300,296         $   1,677,860    $   2,289,291
                                                                 ============== =============      ===============  ==============

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2010




                                                                                 INFINITY
                                                                 30DC,            CAPITAL          PRO FORMA          PRO FORMA
                                                                  INC.          GROUP, INC.       ADJUSTMENTS         COMBINED
                                                             ---------------   ---------------   ---------------     ------------
                                                                  (1)               (2)
REVENUE

  Commissions                                               $       554,884   $             -    $            -      $   554,884

  Subscription revenue                                              609,403                 -                 -          609,403

  Products and services                                              60,227                 -                 -           60,227

  Seminars and mentoring                                            221,792                 -                 -          221,792

  Investment income                                                       -            12,646           (12,646)   3           -
                                                             ---------------   ---------------   ---------------     ------------

Total revenue                                                     1,446,306            12,646           (12,646)       1,446,306



OPERATING EXPENSES                                                2,267,496           130,942          (571,643)   4   1,759,589

                                                                                                        (67,206)   3
                                                             ---------------   ---------------   ---------------     ------------

Operating  income (loss)                                           (821,190)         (118,296)          626,203         (313,283)

OTHER INCOME (EXPENSE)

  Foreign currency loss                                             (35,508)                -                 -          (35,508)

  Gain on sale of assets                                              4,092                 -                 -            4,092

  Net realized and change in unrealized gains (losses)                               (563,702)           563,702   3           -
                                                             ---------------   ---------------   ---------------     ------------

TOTAL OTHER INCOME (EXPENSE)                                        (31,416)         (563,702)           563,702         (31,416)
                                                             ---------------   ---------------   ---------------     ------------


Income (loss) from continuing operations before taxes              (852,606)         (681,998)         1,189,905        (344,699)


Provision (benefit) for income taxes                                (41,000)                                   -         (41,000)
                                                             ---------------   ---------------   ---------------     ------------

Income (loss) from continuing operations before non
recurring charges directly attributable to the
transaction                                                  $     (811,606)   $     (681,998)   $     1,189,905     $  (303,699)
                                                             ===============   ===============   ===============     ============


NET LOSS PER COMMON SHARE


  Net loss per common share                                  $        (0.18)   $        (0.10)                       $     (0.00)
                                                             ===============   ===============                       ============

Weighted average number of shares outstanding

  Basic and diluted                                               4,620,000         6,547,391         (4,620,000)  6  67,531,391
                                                             ===============   ===============                       ============

                                                                                                      60,984,000   6
                                                                                                 ===============

          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2010


(a) Derived from the unaudited interim balance sheet of 30DC, Inc. as of March 31, 2010.


(b) Derived from the unaudited interim balance sheet of Infinity Capital Group, Inc. as of March 31, 2010, included in Form 10-Q.


(c) Reflects the recording of fees that were contingent on a successful reverse business acquisition, payable to a consultant for accounting and financial services, in the amount of $115,525 payable in cash and the issuance of 444,327 shares of Infinity's common stock with a value of $0.28 per share (closing market price) on September 10, 2010.


(d) Reflects the recording of fees that were contingent on a successful reverse business acquisition, payable to a consultant for assistance with the reverse business acquisition, in the amount of $125,000 payable in cash and the issuance of 480,770 shares of Infinity's common stock at with a value of $0.28 per share (closing market price) on September 10, 2010.


(e) Reflects the recording of the issuance of 675,314 shares of Infinity's common stock with a value of $0.28 per share (closing market price) on September 10, 2010, to the Company's investment banker, as a 1% reverse business acquisition fee.


(f) $174,000 reflects $624,090 of total proceeds received [net of related fees of $40,000] for the September 22, 2010 closing under the August 2010 PPM, representing the issuance of 2,554,193 units, consisting of 2,554,193 shares of common stock and 2,554,193 of each of 5-year and 90-day warrants reduced by $450,090 which had been received by March 31, 2010. This $450,090 was part of a total of $501,590 received through June 2010, under a prior PPM for which a closing did not occur, and is included as private placement subscriptions received in the liability section of 30DC, Inc.'s unaudited interim balance sheet. Pursuant to an agreement with the subscribers, the $501,590 became part of the August 2010 PPM. The balance of the proceeds of $162,500 represents new investment funds that were being held in escrow pending the Company's completion of a successful reverse business acquisition.


(g) Reflects the issuance of 60,984,000 shares of Infinity's common stock to the shareholders of 30DC in exchange for 100% of the issued and outstanding shares of 30DC (4,620,000) on September 10, 2010.


(h) Reflects the surrender of 100% of the issued and outstanding shares of 30DC (4,620,000) on September 10, 2010.

                                   30DC, INC.
                          NOTES TO PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)



          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2010

(i) Reflects the elimination of the portion of the historical operations of Infinity that related to its status as a Business Development Corporation, which operations were discontinued as of the effective date of the reverse business acquisition. The remainder of the historical operations of Infinity were deemed to relate to maintaining its status as a publicly traded entity, comprised primarily of professional fees and executive and board of director compensation, and therefore have not been eliminated.


(j) Reflects the elimination of Infinity's accumulated deficiency in connection with the reverse business acquisition.


(k) For accounting purposes, 30DC is considered to have acquired Infinity. This reflects the allocation of the excess purchase price over net liabilities assumed of $1,503,860 related to the acquisition of Infinity.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                        COMBINED STATEMENT OF OPERATIONS

                    FOR THE NINE MONTHS ENDED MARCH 31, 2010


(1) Derived from the unaudited interim statement of operations of 30DC, Inc. for the nine months ended March 31, 2010.


(2) Derived from the unaudited interim statements of operations of Infinity Capital Group, Inc. for various periods, included in Forms 10-Q and Form 10-K, recast for the nine months ended March 31, 2010, to conform to 30DC, Inc.'s June 30 fiscal year end.


(3) Reflects the elimination of the portion of the historical operations of Infinity that related to its status as a Business Development Corporation, which operations were discontinued as of the effective date of the reverse business acquisition. The remainder of the historical operations of Infinity were deemed to relate to maintaining its status as a publicly traded entity, comprised primarily of professional fees and executive and board of director compensation, and therefore have not been eliminated.


Adjustment (4) is intended to normalize compensation under contract for services agreements with Marillion Partnership, Jesselton, Ltd. and 23V Industries, Ltd. which include Messrs. Dale and Carey acting respectively as Chief Executive Officer and Chief Operating Officer of the Company and Mr. Raine acting as Vice President for Business Development for the period through March 31, 2010, as if the contract for services agreements effective July 2009 had been in effect during all periods presented, to the exclusion of all other arrangements. As bonus payments under the contract for services agreements are not certain, only base compensation has been provided for.


(4) Reflects the reversal of cash bonuses paid to Marillion Partnership and 23V Industries, Ltd. totaling $397,908 and $154,014, respectively, plus related payroll taxes of $19,721 during the nine months ended March 31, 2010. For the period beginning July 15, 2009, 30DC's Board of Directors approved a bonus to Marillion based upon the net cash flow of the Company's 30Day Challenge division (formerly 30 Day) and a bonus to 23V Industries, Ltd. based upon the net cash flow of the Company's Immediate Edge division (formerly Immediate) until such time as 30DC had completed a merger or public stock listing, which occurred on September 10, 2010.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                        COMBINED STATEMENT OF OPERATIONS

                    FOR THE NINE MONTHS ENDED MARCH 31, 2010


(5) The deferred tax asset recognized by 30DC for the nine month period ended March 31, 2010 is net of a valuation allowance. Pro forma adjustments for 30DC do not change the deferred tax asset to be recognized after the reduction for the valuation allowance.


(6) The pro forma adjustment to the number of common shares outstanding is a direct result of:


         (6a) The issuance of 60,984,000 shares of Infinity's common stock to the shareholders of 30DC in exchange for 100% of the issued and outstanding shares of 30DC on September 10, 2010.

         (6b) The surrender of 100% of the issued and outstanding shares of 30DC, totaling 4,620,000, on September 10, 2010.

The common shares issued have been reflected in both the basic and diluted earnings per share calculation and any warrants or other dilutive securities issued to purchase common stock have not been reflected in the diluted earnings per share calculation as the result would be antidilutive.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        For the Year Ended June 30, 2009



                                                                             Infinity
                                                            30DC, Inc.       Capital         Pro Forma         Pro Forma
                                                             Combined      Group, Inc.      Adjustments        Combined
                                                           -------------   ------------     -------------    -----------
                                                               (1)             (2)
REVENUE
 Commissions                                               $     692,601  $           -     $          -     $   692,601
 Subscription revenue                                            774,081              -                -         774,081
 Seminars and mentoring                                          193,352              -                -         193,352
 Investment income                                                     -          2,011           (2,011) 3            -
                                                           -------------   ------------     ------------     -----------

Total revenue                                                  1,660,034          2,011           (2,011)      1,660,034

OPERATING EXPENSES                                             1,243,178        282,865          735,072  4    2,081,249
                                                                                                (179,866) 3
                                                           -------------   ------------     ------------     -----------

Operating income (loss)                                          416,856       (280,854)        (555,206)       (421,215)

OTHER INCOME (EXPENSE)
 Foreign currency loss                                           (17,231)             -                -         (17,231)
 Net realized and change in unrealized gains (losses)                        (1,134,054)       1,134,054  3            -
                                                           -------------   ------------     ------------     -----------
TOTAL OTHER INCOME (EXPENSE)                                     (17,231)    (1,134,054)       1,134,054         (17,231)
                                                           -------------   ------------     ------------     -----------

Income (loss) from continuing operations before                  399,625     (1,414,908)         578,848        (438,446)

Provision (benefit) for income taxes                                   -       (284,090)         284,090  3,5          -
                                                           -------------   ------------     ------------     -----------

Income (loss) from continuing operations before non
recurring charges directly attributable to the transaction $     399,625   $ (1,130,818)    $    294,758     $  (438,446)
                                                           =============   ============     ============     ===========

NET LOSS PER COMMON SHARE
Net income (loss) per common share                         $        0.09   $      (0.17)                     $     (0.01)
                                                           =============   ============                      ===========

Weighted average number of shares outstanding
Basic and diluted                                              4,620,000      6,554,891       (4,620,000)     67,538,891
                                                           =============   ============                      ===========
                                                                                              60,984,000
                                                                                            ============

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 2009


(1) Derived from the audited combined statement of operations of 30DC, Inc., 30Day Challenge and Immediate Edge for the twelve months ended June 30, 2009.


(2) Derived from the unaudited interim statements of operations of Infinity Capital Group, Inc. for various periods, included in Forms 10-Q and Form 10-K, recast for the twelve months ended June 30, 2009, to conform to 30DC, Inc.'s June 30 fiscal year end.


(3) Reflects the elimination of the portion of the historical operations of Infinity that related to its status as a Business Development Corporation, which operations were discontinued as of the effective date of the reverse business acquisition. The remainder of the historical operations of Infinity were deemed to relate to maintaining its status as a publicly traded entity, comprised primarily of professional fees and executive and board of director compensation, and therefore have not been eliminated.


Adjustment (4) is intended to normalize compensation under contract for services agreements with Marillion Partnership, Jesselton, Ltd. and 23V Industries, Ltd. which include Messrs. Dale and Carey acting respectively as Chief Executive Officer and Chief Operating Officer of the Company and Mr. Raine acting as Vice President for Business Development through March 31, 2010, as if the contract for services agreements effective July, 2009 had been in effect during all periods presented, to the exclusion of all other arrangements. As bonus payments under the contract for services agreements are not certain, only base compensation has been provided for:


(4) Reflects the recording of base compensation to Marillion Partnership, Jesselton, Ltd. and 23V Industries, Ltd. which include Messrs. Dale and Carey acting respectively as Chief Executive Officer and Chief Operating Officer of the Company and Mr. Raine acting as Vice President for Business Development for the year ended June 30, 2009 of $250,000, $200,000, and $250,000, respectively, in accordance with the terms of the contract for services agreements effective July, 2009.

(5) The deferred tax asset recognized by 30DC for the nine month period ended March 31, 2010 is net of a valuation allowance. Pro forma adjustments for 30DC do not change the deferred tax asset to be recognized after the reduction for the valuation allowance.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 2009



(6) The pro forma adjustment to the number of common shares outstanding is a direct result of:


         (6a) The issuance of 60,984,000 shares of Infinity's common stock to the shareholders of 30DC in exchange for 100% of the issued and outstanding shares of 30DC on September 10, 2010.

         (6b) The surrender of 100% of the issued and outstanding shares of 30DC, totaling 4,620,000, on September 10, 2010.

The common shares issued have been reflected in both the basic and diluted earnings per share calculation and any warrants or other dilutive securities issued to purchase common stock have not been reflected in the diluted earnings per share calculation as the result would be antidilutive.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                             30DC, INC.


                             By:/s/ Theodore A. Greenberg
                             ----------------------------------------------
                             Theodore A. Greenberg, Chief Financial Officer
                             Date: February 25, 2011